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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Simon Property Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 27, 2009

Dear Fellow Stockholder:

        It is my pleasure to invite you to the 2009 Annual Meeting of Stockholders of Simon Property Group, Inc. This year's meeting will be held on Friday, May 8, 2009 at 10:00 a.m. (EDT), at our executive offices located at 225 West Washington Street, Indianapolis, Indiana. At the meeting, stockholders will vote on the business items listed in the notice of the meeting, which follows on the next page.

        This year we are again exercising the option to furnish proxy materials to stockholders over the Internet. Based on our experience last year, we believe that the e-proxy process expedites stockholders' receipt of proxy materials, lowers our costs and reduces the environmental impact of our annual meeting. On March 27, 2009, we mailed to a majority of our stockholders a Notice containing instructions on how to access our Proxy Statement and 2008 Annual Report to Stockholders and vote online. All other stockholders will receive these materials by mail. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy statement and annual report, if you only received a Notice by mail, or (ii) elect to receive your proxy statement and annual report over the Internet, if you received them by mail this year.

        Whether or not you plan to attend the meeting, your vote is especially important and we encourage you to vote promptly. We have four related items of business on the agenda for this year's meeting involving amendments to our Charter. Our Charter currently provides that effective at the meeting the number of directors will be reduced to nine. The Board of Directors believes that, in particular, the approval of the amendment to the Charter that would allow us to have a Board of up to fifteen members rather than nine is clearly in the best interests of stockholders. We have identified three nominees for election at this meeting, all of whom would be independent directors, who can only be elected if this Charter amendment is approved. Two of those nominees would be new directors and each would bring a wealth of talent and experience to the Board.

        You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained in the proxy statement and on the proxy card.

        I look forward to seeing you at the annual meeting.

Sincerely,

David Simon Chairman of the Board and Chief Executive Officer

Simon Property Group, Inc.
225 West Washington Street
Indianapolis, Indiana 46204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. (EDT) on Friday, May 8, 2009
PLACE	225 West Washington Street Indianapolis, Indiana 46204
ITEMS OF BUSINESS	(1) To approve four proposals to amend the Charter to:
(a) provide for the election of up to fifteen directors;
(b) delete supermajority voting requirements;
(c) increase the number of authorized shares of common stock; and
(d) delete or change obsolete or unnecessary provisions.
(2) To elect a total of up to twelve directors, including four directors to be elected by the holders of Class B common stock.
(3)
To authorize management to adjourn, postpone or continue the meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the meeting to adopt Proposal 1(a) or Proposal 1(b).
(4) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.
(5) To transact such other business as may properly come before the meeting.
RECORD DATE	You can vote if you are a stockholder of record on March 9, 2009.
ANNUAL REPORT	Our 2008 annual report to stockholders accompanies but is not part of these proxy materials.
PROXY VOTING	We cordially invite you to attend the meeting, but regardless of whether you plan to be present, please vote in one of these ways:
(1) VISIT THE WEB SITE noted on your proxy card or the Notice of Internet availability of proxy materials to vote via the Internet;
(2) If you receive a printed copy of the proxy materials by mail, USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this is a free call in the U.S.);
(3) If you receive a printed copy of the proxy materials by mail, MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the envelope provided, which requires no additional postage if mailed in the U.S.
Any proxy may be revoked at any time prior to its exercise at the meeting.
ADMISSION TO THE MEETING
Proof of ownership and a form of photo identification will be required for admission to the meeting. For further information on admission, please refer to the question entitled "What do I need to do to attend the meeting in person?" on page 2 of the proxy statement which follows this notice.
By order of the Board of Directors.
March 27, 2009	James M. Barkley Secretary

Simon Property Group, Inc.
225 West Washington Street
Indianapolis, Indiana 46204

PROXY STATEMENT

        This proxy statement and accompanying proxy are being provided to stockholders on or about March 27, 2009 in connection with the solicitation by the Board of Directors of Simon Property Group, Inc. ("Simon," "we," "us," "our" or the "company") of proxies to be voted at the 2009 annual meeting on May 8, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials?

        Certain of our stockholders will receive a Notice of Internet Availability of Proxy Materials, or Notice, which was or will be sent to stockholders on or about March 27, 2009. Instead of initially mailing a printed copy of our proxy materials to all stockholders, we are making our proxy materials available on the Internet. If you received the Notice by mail, you will not receive a printed copy of our proxy materials unless you request it in the manner described in the Notice. The Notice explains how to access and review this proxy statement and our 2008 Annual Report to Stockholders, and how you may vote by proxy.

What is a proxy?

        A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, Herbert Simon and David Simon, the authority to vote your shares in the manner you indicate on your proxy card.

Who is qualified to vote?

        You are qualified to vote on all matters presented to the stockholders at the meeting if you own shares of our common stock, par value $.0001 per share or Class B common stock, par value $.0001 per share, at the close of business on March 9, 2009.

        All of the Class B common shares are held by a voting trust as to which Melvin Simon, Herbert Simon and David Simon are the voting trustees. The Board is not soliciting proxies in respect of the Class B common shares.

How many shares may vote at the meeting?

        On March 9, 2009, there were outstanding 232,062,919 shares of common stock and 8,000 shares of Class B common stock. As a result, a total of 232,070,919 shares are entitled to vote (which we refer to in this proxy statement as the "voting shares") on all matters presented to stockholders at the meeting.

How many shares must be present to hold the meeting?

        The presence at the meeting in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 116,035,460 voting shares, will constitute a quorum for the transaction of business.

What is the difference between a "stockholder of record" and a "street name" holder?

        These terms describe how your shares are held. If your shares are registered directly in your name with BNY Mellon Shareowner Services, our transfer agent, you are a "stockholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

How do I vote my shares?

        If you are a "stockholder of record," you have several choices. You can vote your shares by proxy:

  •
  By mailing your proxy card;

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  Over the telephone; or

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  Via the Internet.

        Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

        If you hold your shares in "street name," your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the meeting?

        If you are a "stockholder of record," you may vote your shares in person at the meeting. If you hold your shares in "street name," you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

What do I need to do to attend the meeting in person?

        Proof of stock ownership and some form of government-issued photo identification (such as a valid driver's license or passport) will be required for admission to the meeting. Only stockholders who owned Simon Property Group common stock as of the close of business on March 9, 2009, are entitled to attend the meeting.

  •
  If your shares are registered in your name and you owned Simon Property Group, Inc. common stock as of the close of business on March 9, 2009, you only need to provide some form of government issued photo identification for admission.

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  If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on March 9, 2009.

What are my choices when voting?

        Proposals 1(a), 1(b), 1(c), 1(d), 3 and 4—You may cast your vote FOR or AGAINST each proposal, or you may elect to abstain from voting your shares.

        Proposal 2—You may cast your vote FOR ALL of the nominees for election as directors or vote AGAINST one or more of the nominees.

What are the Board's recommendations on how I should vote my shares?

        The Board recommends that you vote your shares as follows:

  •
  Proposals 1(a) through 1(d): FOR all of the proposed amendments to the Charter.

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  Proposal 2: FOR ALL of the nominees for election as directors.

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  Proposal 3: FOR the proposal authorizing adjournment, postponement or continuation of the meeting.

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  Proposal 4: FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2009.

How would my shares be voted if I do not specify how they should be voted?

        If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

  •
  Proposals 1(a) through 1(d): FOR the proposed amendments to the Charter.

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  Proposal 2: FOR ALL of the nominees for election as directors.

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  Proposal 3: FOR authorizing management to adjourn, postpone or continue the meeting if necessary.

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  Proposal 4: FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2009.

What are broker non-votes?

        A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares.

What vote is required to approve each proposal?

        The voting trustees who vote the Class B common stock have advised us that they intend to vote all shares of the Class B common stock FOR all of the proposals and the election of all nominees. Accordingly, to approve each of the proposals, the following votes are required from the holders of voting shares.

Proposal		Vote Required	Impact of Abstentions and Broker Non-Votes, if any
Amendments to the Charter:
1(a)—	provide for the election of up to fifteen directors	Approval by eighty percent (80%) of the outstanding voting shares	Abstentions and broker non-votes will have the same effect as a vote AGAINST
1(b)—	delete supermajority voting requirements	Approval by eighty percent (80%) of the outstanding voting shares	Abstentions and broker non-votes will have the same effect as a vote AGAINST
1(c)—	increase the number of authorized shares of common stock	Approval by a majority of the outstanding voting shares	Abstentions and broker non-votes will have the same effect as a vote AGAINST
1(d)—	delete or change obsolete or unnecessary provisions	Approval by a majority of the outstanding voting shares	Abstentions and broker non-votes will have the same effect as a vote AGAINST

2—	election of directors	For the nominees to be elected by the holders of voting shares, approval by a majority of the votes cast. Under our By-Laws, a nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation. See "CORPORATE GOVERNANCE MATTERS—Majority Vote Standard for Election of Directors."	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

3—	authorizing management to adjourn, postpone or continue meeting	Approval by a majority of the votes cast	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote

4—	ratification of auditors	Approval by a majority of the votes cast	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote

        All shares entitled to vote at the meeting are entitled to one vote per share.

Why is the Board asking stockholders to approve the amendments to the Charter?

        There are four separate proposals on which stockholders will vote on various Charter amendments. The rationale for each of these is discussed under "PROPOSALS 1(a) THROUGH 1(d)—PROPOSED AMENDMENTS TO THE CHARTER" which begins on page 16. The Board believes that changing the provision which limits the number of directors and reducing supermajority voting requirements to amend the Charter would improve our corporate governance. Proposal 1(a) would permit an increase in the Board of Directors from nine to no more than fifteen members. If this amendment is approved, we intend to initially increase the number of directors to twelve members. We have identified twelve nominees in this proxy statement, including three persons identified as the Additional Nominees, all of whom would be independent directors. Two of the Additional Nominees would be new to the Board. The approval of Proposal 1(a) is a condition to increasing the size of the Board and electing the Additional Nominees. If Proposal 1(a) is not approved, one of our current directors, Pieter S. van den Berg, could not be re-elected.

What happens if Proposal 1(a) is not approved?

        If the holders of voting shares do not approve Proposal 1(a), the size of the Board will remain fixed at nine members, four of whom are elected by the holders of the Class B common stock. Since there are six current directors elected by the holders of voting shares who are standing for reelection, only five of those persons would be elected. The Board would consist of nine directors—five elected by the holders of voting shares and four elected by the holders of the Class B common stock, each of whom is an employee.

        If Proposal 1(a) is approved, the Board of Directors will initially increase the number of directors to twelve and the holders of voting shares will vote on a slate of eight directors, all of whom would be independent directors. The nominees for election by the holders of voting shares are identified in two groups—five nominees if Proposal 1(a) is not approved—and eight nominees (including the Additional Nominees) if Proposal 1(a) is approved.

Why did I receive more than one Notice or proxy card?

        You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

Can I change my vote after I have mailed in my proxy card?

        You may revoke your proxy by doing one of the following:

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  By sending a written notice of revocation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204 that is received prior to the meeting, stating that you revoke your proxy;

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  By signing a later-dated proxy card and submitting it so that it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or

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  By attending the meeting and voting your shares in person.

What happens if additional matters are presented at the annual meeting?

        We know of no other matters other than the items of business described in this proxy statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

Who will count the votes?

        Broadridge Financial Solutions, Inc. will count the votes and serve as our inspector of election. The inspector will be present at the meeting.

Will the meeting be accessible to disabled persons?

        Our executive offices are accessible to disabled persons. Please call us at least five days in advance at 317-685-7330 if you require any special accommodations.

How can I review the list of stockholders entitled to vote at the meeting?

        A list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our offices at 225 West Washington Street, Indianapolis, Indiana 46204. If you would like to view the stockholder list, please contact our Secretary to schedule an appointment.

Who pays the cost of this proxy solicitation?

        We will pay the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In addition, we have hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. We will pay MacKenzie Partners a fee of $10,000 for its services.

Is this proxy statement the only way that proxies are being solicited?

        Certain employees or other representatives of the company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of our voting securities as of March 9, 2009. Unless otherwise indicated in the footnotes, shares are owned directly and the indicated person has sole voting and investment power.

	Shares(1)
Name and Address of Beneficial Owner	Number of Shares		%(2)
Melvin Simon & Associates, Inc., et al.(3) 225 West Washington Street Indianapolis, IN 46204	34,973,352	(4)	13.3%
The Vanguard Group, Inc.(5) 100 Vanguard Boulevard Malvern, PA 19355	16,834,650		7.3%
Edward J. DeBartolo, Jr., et al.(6) 15436 North Florida Avenue, Suite 200 Tampa, FL 33613	15,163,838	(7)	6.1%
Barclays Global Investors, NA, et. al.(8) 45 Fremont Street San Francisco, CA 94105	14,389,653		6.2%
State Street Bank and Trust Company(9) One Lincoln Street Boston, MA 02111	13,172,925		5.8%
Cohen & Steers, Inc., et al.(10) 280 Park Avenue, 10th Floor New York, NY 10017	12,875,810		5.6%

(1)
Voting shares include shares of common stock and Class B common stock. Upon the occurrence of certain events, Class B common stock converts automatically into common shares (on a one-to-one basis). The amounts in the table also include common shares that may be issued upon the exercise of stock options that are exercisable within 60 days as well as the exchange of units of limited partnership interest , or units, of our majority-owned subsidiary, Simon Property Group, L.P., or the Operating Partnership that are exchangeable either for common shares (on a one-to-one basis) or for cash.

(2)
Assumes the exercise of stock options and exchange of units by the subject holder only.

(3)
This group consists of Melvin Simon & Associates, Inc. ("MSA"), wholly owned subsidiaries of MSA, Melvin Simon, Herbert Simon, David Simon and MH Holdings, Inc. Melvin Simon, Herbert Simon and David Simon are our directors and executive officers. MSA is owned 69.06% by Melvin Simon and 30.94% by Herbert Simon. MH Holdings, Inc. is owned 50% by Melvin Simon and 50% by Herbert Simon. 3,192,000 common shares and 8,000 shares of Class B common stock owned by one or more members of the group are held by voting trusts as to which Melvin Simon, Herbert Simon and David Simon are the voting trustees.

(4)
Includes 4,623,473 common shares currently outstanding; 30,091,879 common shares issuable upon exchange of units; 250,000 common shares issuable upon exercise of stock options that are exercisable within 60 days; and 8,000 shares of Class B common stock. Does not include 3,972,576 common shares issuable upon exchange of units held by members of the Simon Family other than Melvin Simon, Herbert Simon and David Simon or units held by trusts for the benefit of members of the Simon family over which MSA, Melvin Simon, Herbert Simon and David Simon do not have voting or dispositive power.

(5)
Based solely on information provided by The Vanguard Group, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009. The Vanguard Group, Inc. has the sole power to vote 246,920 shares of common stock and dispose of 16,834,650 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 246,920 shares of common stock and directs the voting of those shares.

(6)
The beneficial owners of the securities are Edward J. DeBartolo, Jr., NID Corporation, and certain members of Mr. DeBartolo's family, and trusts established for the benefit of members of Mr. DeBartolo's family or entities in which the foregoing persons directly or indirectly hold interests.

(7)
Includes 4,000 common shares and 15,159,838 common shares issuable upon exchange of units.

(8)
Based solely on information provided by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited and Barclay's Global Investors Australia Limited in a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009. The shares reported are held in trust accounts of an investment trust for the economic benefit of the beneficiaries of those accounts. The Barclays entities collectively have the sole power to vote 13,053,176 shares of common stock and to dispose of 14,389,653 shares.

(9)
Based solely on information provided by State Street Bank and Trust Company in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009.

(10)
Based solely on information provided by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers Europe S.A. in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009. The Cohen & Steers entities have the sole power to vote 10,357,066 shares of common stock and to dispose of 12,875,810 shares.

CORPORATE GOVERNANCE MATTERS

Policies on Corporate Governance

        Our Board believes that good corporate governance is important to ensure that the company is managed for the long-term benefit of its stockholders. Each year, the Board or one of its committees reviews our Governance Principles, the written charters for each of its standing committees of the Board and our Code of Business Conduct and Ethics and amends them as appropriate to reflect new policies or practices. The current version of each of these documents is available on our Internet website, www.simon.com, in the About Simon/Investor Relations/Corporate Governance section, and will be provided in print without charge upon written request to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204. During 2009, we expect that the Board of Directors will consolidate the responsibilities of the Governance and Nominating Committees into a single committee.

        The Board of Directors recently amended our By-Laws to adopt a majority voting standard for uncontested elections of directors. In addition, the Board believes that the proposed amendments to our Charter reflected in Proposals 1(a) and 1(b), if approved by the stockholders, would represent improvements to our corporate governance.

        We will also either disclose on Form 8-K or post on our Internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

Director Independence

        As permitted by the rules of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the New York Stock Exchange listing rules. These standards are included in our Governance Principles, which are available on our Internet website, www.simon.com, as described above. The Board has affirmatively determined that each of the persons nominated for election as directors by the holders of voting shares, including the three persons identified as Additional Nominees, meets these categorical standards and is independent.

        Melvin Simon, Herbert Simon, David Simon and Mr. Sokolov are our employees and, accordingly, are not independent.

        As discussed below, we are seeking approval of a Charter amendment that would permit the election of eight directors who would qualify as independent. If the Charter amendment is not approved, only five directors who qualify as independent would be elected.

Majority Vote Standard for Election of Directors

        We recently amended our By-Laws to adopt a majority voting standard for the election of directors. This means that any director who, in an uncontested election, receives a greater number of "against" votes than "for" votes must promptly tender his or her resignation to the Board of Directors, subject to its acceptance. The Governance Committee will promptly consider the resignation and recommend to the Board whether to accept or reject it. Both the committee and the Board may consider any factors they deem appropriate and relevant to their actions.

        The Board will act on the tendered resignation, taking into account the Governance Committee's recommendation. The affected director cannot participate in any part of the process. We will publicly disclose the Board's decision by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication within 90 days after the vote is certified.

        In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast by the holders of shares entitled to vote on the election of directors, provided a quorum is present.

Nominations for Directors

        The Nominating Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a director candidate for consideration by the Nominating Committee should send such recommendation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Nominating Committee. Any such recommendation should include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Nominating Committee as a nominee, must comply with the advance notice requirements set forth in our By-Laws.

        Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. Our Governance Principles further provide that our directors should not serve on more than four boards of public companies, including our Board, unless the Board or Governance Committee determines that serving on more than four boards does not impair the ability of the director to serve as an effective member of our Board. In recommending candidates to the Board for election as directors, the Nominating Committee will consider the foregoing minimum qualifications as well as each candidate's credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as areas that are relevant to our business activities.

Communications with the Board

        The Board has implemented a process by which our stockholders and other interested parties may communicate with one or more members of our Board, its committees or the independent directors as a group in a writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 West Washington Street, Indianapolis, Indiana 46204. The Board has instructed our Secretary to promptly forward all such communications to the specified addressees thereof.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that during the year ended December 31, 2008 all applicable Section 16(a) filing requirements were met.

TRANSACTIONS WITH RELATED PERSONS

Policy

        On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has an interest. Pursuant to our Code of Business Conduct and Ethics, which is available in the About Simon/Investor Relations/Corporate Governance section of our Internet website at www.simon.com, the Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% stockholder of the company, or any of their immediate family members, has a direct or indirect material interest. Pursuant to the charter of the Audit Committee, which is available in the About Simon/Investor Relations/Corporate Governance section of our Internet website at www.simon.com, the Audit Committee may not approve a related person transaction unless (1) it is in or not inconsistent with our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.

        Our general counsel is charged with reviewing any conflict of interest involving any other employee.

Transactions with the Simons

        In 1993, we entered into noncompetition agreements with Melvin Simon, Herbert Simon and David Simon, collectively, the Simons, all of whom are our officers. Pursuant to such agreements and except as set forth below, Melvin Simon and Herbert Simon are prohibited from engaging in the shopping center business in North America other than through the company or as passive investors until the date that they are no longer our directors or officers, and David Simon is prohibited from engaging in the shopping center business in North America other than through the company and, with certain exceptions, for two years after he resigns or is terminated for cause. These restrictions will not prohibit Melvin Simon, Herbert Simon or David Simon from owning an interest in four (now three) shopping centers owned by the Simons that were not contributed to the Operating Partnership at the time of our predecessor's initial public offering in 1993. It is anticipated that such commitments will not, in the aggregate, involve a material amount of time, but no assurance can be given in this regard. In addition, Melvin Simon and Herbert Simon may pursue other investment activities in which they are currently engaged.

        We manage the shopping centers referred to above pursuant to management agreements that provide for a management fee and reimbursement of our direct and indirect costs. In 2008, we received $2,667,190 in fees and reimbursements for managing these centers. Although some of the agreements were not negotiated on an arms-length basis, they have been reviewed and approved by the Audit Committee and management believes that their terms are fair to us.

        We provide MSA with office space and other support services in exchange for MSA's payment to us for the cost of those services. In 2008, MSA paid us $1,250,000 as MSA's share of the cost of these services. We also reimburse companies owned by MSA and David Simon, respectively, for our business use of the aircraft owned and operated by such entities. Our reimbursement for aircraft use is based upon a below market hourly cost of operating each of the aircraft in question and the verified number of hours of our use, plus reimbursement for certain out-of-pocket expenses. For our business use of aircraft in 2008, we reimbursed MSA $544,400 and David Simon's company $495,583. In addition, we reimbursed MSA $119,900 for maintenance, pilot and other support services that MSA provided with respect to our use of David Simon's company's aircraft. These payments and reimbursements were reviewed and approved by the Audit Committee.

        Our Charter requires that at least a majority of our directors be neither our employees nor members or affiliates of members of the Simon family (including Melvin Simon, Herbert Simon, David Simon, members of the immediate family of any of the foregoing, other lineal descendants of any of the foregoing, estates of any of the foregoing, trusts established for the benefit of any of the foregoing or entities controlled by any of the foregoing). Our Charter further requires that transactions involving us in our capacity as general partner of the Operating Partnership, in which any member or affiliate of any member of the Simon family has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of such "independent directors".

Other Transactions

        Some of the limited partners of the Operating Partnership guarantee a portion of the mortgage debt obligations on certain properties through foreclosure guarantees. In each case, the loans (which are without recourse against us and our affiliates) were made by unrelated third party institutional lenders and the guarantees are for the benefit of each lender. In the event of foreclosure of the mortgaged property, the proceeds from the sale of the property are first applied against the amount of the guarantee and also reduce the amount payable under the guarantee. To the extent the sale proceeds from the disposal of the property do not cover the amount of the guarantee, then the limited partner is liable to pay the difference between the sale proceeds and the amount of the guarantee so that the entire amount guaranteed to the lender is satisfied. In addition, some of the limited partners have executed capital contribution obligation agreements which guarantee a portion of our third-party unsecured non-recourse debt obligations. In the event these loans are called, the proceeds realized from the lenders' exercise of their remedies would be applied against and reduce the amount of the contribution obligation. To the extent the proceeds from the exercise of lenders' remedies are less than the amount of the contribution obligation, the limited partner would be obligated to make a capital contribution in an amount equal to the shortfall in the proceeds. As of December 31, 2008, the following directors, executive officers and beneficial owners of more than 5% of any class of our voting securities guaranteed the indicated amounts: Edward J. DeBartolo, Jr., et al.—$110,039,163; and MSA, wholly owned subsidiaries of MSA, Melvin Simon, Herbert Simon, David Simon and members of the Simon family—$63,775,000.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings and Attendance

        Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our Chief Executive Officer, other officers and our Lead Independent Director, by reviewing materials provided to them, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the annual meeting of stockholders. All directors, except for former director, M. Denise DeBartolo York, attended the 2008 annual meeting. During 2008, the Board of Directors met four times. Much of the Board's oversight responsibilities are conducted through its five standing committees. Those committees consist of an Audit Committee, a Compensation Committee, a Governance Committee, a Nominating Committee and an Executive Committee. As noted above, the Board of Directors expects to consolidate the Governance and Nominating Committees into a single committee later this year. During 2008, all directors participated in 75% or more of the aggregate number of meetings of the Board and the committees on which they served.

Executive Sessions of Independent Directors

        The independent directors meet in executive session without management present following each regularly scheduled Board meeting. In addition, the Board has designated J. Albert Smith, Jr. as Lead Independent Director. In such capacity, Mr. Smith presides over the executive sessions and serves as a liaison between the independent directors and the senior management team.

Committee Membership

        The table below provides current membership information for each of the standing committees of the Board.

Name	Audit	Compensation	Governance	Nominating	Executive
Birch Bayh(1)			X	X(2)
Melvyn E. Bergstein	X	X(2)		X
Linda Walker Bynoe		X	X
Karen N. Horn, Ph.D.		X	X(2)	X
Reuben S. Leibowitz	X	X
David Simon					X(2)
Herbert Simon					X
Melvin Simon					X
J. Albert Smith, Jr.(3)	X(2)		X	X
Richard S. Sokolov					X
Pieter S. van den Berg			X
2008 Meetings	9	9	3	2	0

(1)	Mr. Bayh has decided to retire from the Board and not stand for reelection at the meeting.
(2)	Chair
(3)	Lead Independent Director.

The Audit Committee

        The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, subject to stockholder ratification, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors. The Audit Committee reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears on pages 29 to 31 of this proxy statement. The charter of the Audit Committee requires that each member meet the independence and experience requirements of the New York Stock Exchange, the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

        The Board of Directors has determined that all current members of the Audit Committee qualify as an "audit committee financial expert" as defined by rules of the Securities and Exchange Commission.

The Compensation Committee

        The Compensation Committee (1) sets remuneration levels for our executive officers, (2) reviews significant employee benefit programs, (3) establishes and administers our executive compensation programs and our stock incentive plan, (4) discusses with management the Compensation Discussion and Analysis, or

CD&A, and, if appropriate, recommends its inclusion in our annual report on Form 10-K and proxy statement and (5) issues the report on its activities which appears on page 33 of this proxy statement. The CD&A begins on page 34 of this proxy statement.

        The Compensation Committee has authority to retain the advice and assistance of compensation consultants and legal, accounting or other advisors. The Compensation Committee has retained Frederic W. Cook & Co., Inc., or Cook, as its independent compensation consultant to assist in the design of our executive compensation programs and to provide the Compensation Committee with executive compensation data from other companies of comparable size. In addition, the Compensation Committee reviews and takes into consideration the recommendations of management when making determinations on the compensation of all executive officers other than our Chief Executive Officer. As discussed in the CD&A under "Role of Management in Compensation Decisions", these recommendations are initially developed by our human resources department and are then reviewed by our Chief Executive Officer, who may make adjustments based upon his subjective assessment of the executive's performance.

Compensation Committee Interlocks and Insider Participation

        Although our Charter requires that the Compensation Committee have at least one member elected by holders of the Class B common stock, the holders of Class B common stock have waived that right. The charter of the Compensation Committee requires that each member meet the independence requirements of the New York Stock Exchange.

        If Proposal 1(c) is approved, the holders of the Class B common stock will no longer have the right to appoint a member of the Compensation Committee.

        No member of the Compensation Committee during 2008 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission regulations.

The Governance Committee

        The Governance Committee addresses a broad range of issues surrounding the composition and operation of the Board, develops and recommends to the Board the Governance Principles applicable to the company and the Board, leads the Board in its annual evaluation of the Board's performance, oversees the assessment of the independence of each director and makes recommendations regarding compensation for non-employee directors. The Governance Committee has the authority to retain legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors. The charter of the Governance Committee requires that each member meet the independence requirements of the New York Stock Exchange.

The Nominating Committee

        The Nominating Committee nominates persons to serve as directors and, in consultation with the Governance Committee and in accordance with our Governance Principles, proscribes appropriate qualifications for Board members. Members of the Nominating Committee are responsible for screening director candidates, but may solicit advice from our Chief Executive Officer and other members of the Board. The Nominating Committee currently has four members, with two members appointed by the holders of the Class B common stock. The members of the Nominating Committee who are appointed by the holders of the Class B common stock have the sole right to nominate the directors to be elected by such holders. Each member of the Nominating Committee meets the independence requirements of the New York Stock Exchange.

        If Proposal 1(c) is approved by the stockholders, the right of the holders of the Class B common stock to appoint any members to the Nominating Committee would terminate. The right of the holders of the Class B common stock to nominate the directors they elect would not be affected.

        The nominees for election as directors by the holders of voting shares include Allan Hubbard and Daniel C. Smith, who have not previously served as our directors. As explained below, the election of Mr. Hubbard and Daniel C. Smith is contingent upon the approval of Proposal 1(a). Mr. Hubbard's nomination was recommended by J. Albert Smith, Jr., our Lead Independent Director. We did not pay any fees to third parties to identify or evaluate or assist in identifying or evaluating Mr. Hubbard or Daniel C. Smith or any other potential nominees.

The Executive Committee

        The Executive Committee can exercise all of the authority of the full Board of Directors except for those matters which Delaware law or our organizational documents require the full Board of Directors to act. The Executive Committee can approve any acquisition, disposition or investment in real estate in which our proportionate share of the transaction is less than $100 million. If our share is greater than $100 million, but less than $250 million, the Executive Committee can only approve the transaction with the consent of the Lead Independent Director. In addition, the Executive Committee can approve any financing or refinancing transaction in which our proportionate share is less than $500 million. Actions taken by the Executive Committee are reported to the full Board of Directors at its next meeting.

PROPOSALS 1(a) THROUGH 1(d)—PROPOSED AMENDMENTS TO THE CHARTER

        Our Board of Directors has unanimously adopted resolutions to amend a number of provisions of our Charter, determined the advisability of the amendments and has recommended the submission of the amendments for stockholder approval at the meeting. The proposed Charter amendments are described below. A form of an amended and restated Charter, marked to reflect the changes contemplated by Proposals 1(a) through 1(d), including additional conforming changes, is attached to this proxy statement as Appendix A. This summary of the proposed amendments to the Charter is qualified in its entirety by reference to Appendix A.

Proposal 1(a)—Amendment to Paragraph (a) of Article FIFTH Respecting Number of Directors

        The first Charter amendment proposal is to revise paragraph (a) of Article FIFTH to provide for (1) the election of up to fifteen directors, including any directors to be elected by the holders of the Class B common stock and (2) the number of directors to be fixed from time to time pursuant to our By-Laws or by resolution of the Board of Directors.

        The primary purpose of these amendments is to replace the Charter provision that requires a nine-person Board of Directors with a provision that would allow the number of directors to be set from time to time by the Board or the stockholders up to a maximum of fifteen.

        The conversion of the Class C common stock during 2008 had the consequence of automatically reducing the number of directors to nine effective at the annual meeting. The Board currently has eleven members. Unless Proposal 1(a) is approved, the number of directors will be reduced from eleven to nine, four of whom are elected by the holders of the Class B common stock. The Board of Directors believes that the reduction in the size of the Board will make it more difficult for the Board and its standing committees to fulfill their oversight responsibilities. Under the rules of the Securities and Exchange Commission and the New York Stock Exchange, a majority of the Board of Directors must be comprised of persons the Board determines are independent under applicable rules. All of the Class B directors are employees and, accordingly, do not meet the requirements to be considered independent directors or to serve on the Audit, Compensation or Nominating Committees.

        Although we would still meet applicable requirements for the number of independent directors serving on the Board and its committees, the Board of Directors believes that being able to increase the number of directors so that at least two-thirds of its members can qualify as independent would represent an improvement to our corporate governance and permit the addition of members who bring a variety of areas of expertise and viewpoints to the Board. Accordingly, if Proposal 1(a) is approved, the Board would initially increase the number of directors to twelve—eight elected by the holders of voting shares and four by the holders of the Class B common stock.

        The election of the three Additional Nominees identified in Proposal 2 is conditioned upon approval of this proposal by 80% of the outstanding voting shares. The Board of Directors believes that the proposed amendment is in our best interests as it will permit Mr. van den Berg to continue to serve as a director and will also allow the addition of Mr. Hubbard and Daniel C. Smith. Each of the Additional Nominees is well qualified to serve as a director and would also meet all requirements necessary to be determined as independent directors. The expansion of the Board would also facilitate a more effective division of responsibilities among the standing committees of the Board, which other than the Executive Committee, must be comprised solely of independent directors.

        Although the approval of this proposal will not affect the right of the holders of the Class B common stock to elect four directors, that right would be affected in two circumstances. First, the number of Class B directors would decline to two if the aggregate ownership interest of the Simon family and related interests is reduced to less than one-half of the aggregate ownership interest they had on August 9, 1996. Second, the right to elect directors would terminate if the aggregate ownership interest of the Simon family and related interests falls below 5%.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1(a).

Proposal 1(b)—Amendment Limiting Supermajority Voting Requirements

        The second Charter amendment proposal is to revise paragraph (b) of Article SIXTH to eliminate the current 80% supermajority vote requirement that applies to amendments to four specific provisions of the Charter. If Proposal 1(b) is approved, then any future amendment, repeal or adoption of provisions inconsistent with the following provisions will no longer require an 80% vote from the holders of voting shares:

  •
  Article FIFTH which contains the provisions regarding the number of directors (which are proposed to be amended as discussed above) and the composition of the standing committees of the Board of Directors;

  •
  Paragraph (a)(iv)(e) of Article SIXTH which limits the personal liability of directors for monetary damages for certain breaches of fiduciary duty;

  •
  Paragraph (a)(v) of Article SIXTH which authorizes the Board of Directors to specify advance notice requirements for stockholder proposals and stockholder nominations of candidates for director; and

  •
  Paragraph (b) of Article SIXTH which requires a supermajority vote respecting any change to the three provisions listed above.

        The primary purpose of these amendments is to eliminate provisions that currently limit the ability of stockholders to amend the Charter in the future by requiring a supermajority vote. The Board believes that eliminating all of the supermajority approval requirements with the exception noted above would enhance the rights of stockholders and our corporate governance practices.

        If Proposal 1(b) is approved, then the sole provision in the Charter that could only be amended with a supermajority vote is paragraph (c) of Article FOURTH which specifies the preferences, conversion rights, voting powers and other terms of the Class B common stock. All other amendments to the Charter would require the affirmative vote of the holders of a majority of the outstanding voting shares.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1(b).

Proposal 1(c)—Amendments to Increase Number of Authorized Shares of Common Stock

        The third Charter amendment proposal is to increase the number of authorized shares of common stock. Specifically, paragraph (a) of Article FOURTH would be changed to increase the total number of authorized shares of stock from 750,000,000 to 850,000,000, increase the number of authorized shares of common stock from 400,000,000 to 511,990,000, decrease the number of authorized shares of Class B common stock from 12,000,000 to 10,000, eliminate the 4,000 authorized shares of Class C common stock, and increase the number of authorized shares of Excess Common Stock from 237,990,000 to 238,000,000.

        The primary purpose of this amendment is to make our capital structure more flexible.

        The increase in authorized shares of common stock by 111,990,000 shares will enhance the flexibility of our capital structure by allowing for the issuance of additional shares of common stock by the Board of Directors without amending the Charter. As of March 9, 2009, there were 232,062,919 shares of common stock outstanding and an additional 63,872,691 shares of common stock were reserved for issuance pursuant to the conversion of outstanding shares of preferred stock, the exercise of exchange rights by limited partners of the Operating Partnership and the exercise of outstanding stock-based awards.

        The additional authorized shares of common stock will be available for general purposes, including capital raising transactions, acquisitions, employee benefit plans and other uses. We currently have no specific plans or understandings with respect to the issuance of any of the additional shares except for the issuance of shares previously reserved for issuance pursuant to conversion rights of holders of preferred shares and exchange rights of limited partners and under stockholder-approved equity compensation plans.

        The increase in the authorized number of shares of common stock could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law and NYSE rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1(c).

Proposal 1(d)—Amendments to Delete Obsolete or Unnecessary Provisions

        The fourth Charter amendment proposal is to change or delete a number of provisions which are obsolete due to developments in our ownership and structure that have taken place since the Charter was adopted in 1998 or are no longer considered necessary. The Charter provisions that would be affected are as follows:

  •
  Paragraph (c)(3)(B) of Article FOURTH would be revised to provide that, in the event of a transaction which results in the issuance of cash, stock, debt or securities to holders of common shares and Class B common stock, the holders of the two classes will receive the same consideration on a per share basis, except that the two classes may receive classes of voting securities with different voting and other rights to the extent that the common shares and Class B common stock differ in the same respects; however, the foregoing limitation would not apply to a transaction that is approved by the affirmative vote of the holders of a majority of the class of stock which is adversely affected.

  •
  Paragraph (c-1) of Article FOURTH which designates the preferences, conversion and other rights of the Class C common stock would be deleted, as would the related provisions in paragraphs (b)(2) and (g) of Article FIFTH and all references and defined terms in Article NINTH that relate to the Class C common stock or its holders.

  •
  Paragraph (e) of Article FOURTH which identifies the members of our Board of Directors in office at the time the Charter was adopted in 1998 and paragraph (e) of Article FIFTH which referred to those directors would be deleted.

  •
  Paragraph (c-2) of Article FOURTH which refers to series of preferred stock that are no longer outstanding would be deleted, references to the currently outstanding series of preferred stock that were authorized after 1998 would be added and copies of the certificates of designation for the currently outstanding series of preferred stock would replace the certificates of designation for series of preferred stock that are no longer outstanding. Copies of the new certificates of designation are not attached as Exhibits A, B, C and D to the restated Charter that appears as Appendix A, but will be added before filing the restated Charter. Copies of the omitted exhibits to Appendix A can be obtained without charge upon request.

  •
  Paragraph (d) of Article FIFTH which relates to the standing committees of the Board of Directors would be amended to eliminate the rights of the holders of Class B common stock and Class C common stock to designate members to such committees and to reflect our current standing committee structure. This would facilitate the consolidation of the Governance and Nominating Committees into a single committee comprised entirely of independent directors.

  •
  Paragraph (f) of Article FIFTH which requires the affirmative vote of the Independent Directors to approve transactions between us and any members of the Simon family or related interests would be revised to delete references to entities that no longer exist or which we now own and so are no longer owned or controlled by the Simon family.

  •
  Paragraph (d) of Article SIXTH would be revised to require that the number of Independent Directors whose vote is necessary to sell any property owned by a partnership of which we are a general partner from a fixed number of six to a variable number of three-fourths of the Independent Directors.

  •
  Article SEVENTH which relates to the "paired-share" relationship between us and the former affiliate, SPG Realty Consultants, Inc., would be deleted.

        The primary purposes of these amendments are to update the Charter which has not been amended since it was adopted in 1998.

        Some of the changes in this proposal delete provisions made unnecessary by the conversion of the Class C common stock and changes in relationships with former affiliates. Other changes accommodate corporate governance requirements or clarify existing provisions. None of these changes in Proposal 1(d) are intended to have any adverse effect on the rights of our stockholders.

        If Proposal 1(d) is approved, we will file the restated Charter with the Delaware Secretary of State shortly following the meeting and will incorporate into the restatement the amendments to the Charter contemplated by Proposal 1(a), 1(b) or 1(c) to the extent they are approved at the meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1(d).

PROPOSAL 2—ELECTION OF DIRECTORS

        As a consequence of the conversion last year of the Class C common stock into common shares, effective at the meeting, the size of the Board of Directors will be reduced from eleven to nine directors, four of whom are to be elected by the holders of the Class B common stock. Contingent upon the approval of Proposal 1(a), the Board of Directors has approved setting the number of directors at twelve, including the four Class B directors and eight directors to be elected by the holders of voting shares, all of whom would be independent directors.

        Our Board of Directors has nominated the following five persons listed below as "Nominees for Director to be Elected by Holders of Voting Shares." Mr. Bayh, who has been a director since 1993, has decided to retire from the Board and not stand for reelection. The Class B holders have nominated the four persons listed below as "Nominees for Director to be Elected by the Holders of Class B Common Stock." All of these four nominees are currently Class B directors.

        Under the current provisions of the Charter, the Board of Directors does not have the authority to change the number of directors from nine. Accordingly, the election of the three persons listed below as "Additional Nominees" is subject to the approval of Proposal 1(a) which would permit the Board of Directors to change the number of directors subject to a maximum of fifteen.

        If Proposal 1(a) is not approved, then, the persons holding the proxies for the voting shares will not vote for the election of the Additional Nominees, and the number of directors will be fixed at nine. Each person elected will serve until the 2010 annual meeting of stockholders and until his or her successor has been elected.

        Our employment agreement with Mr. Sokolov contemplates that he will be elected to the Board of Directors and holders of Class B common shares have agreed to elect Mr. Sokolov to the Board.

        We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

        The names, principal occupations and certain other information about the nominees for director are set forth on the following pages.

Security Ownership of Directors and Officers

        As of March 9, 2009, the nominees and our named executive officers:

  •
  owned beneficially the indicated number and percentage of common shares and Class B common stock treated as a single class; and

  •
  owned beneficially the indicated number and percentage of units which are exchangeable for common shares on a one-for-one basis or cash, as determined by the Board.

        Unless otherwise indicated in the footnotes, shares or units are owned directly and the indicated person has sole voting and investment power.

        No nominee or named executive officer beneficially owns any shares of our preferred stock that has the right to vote on any matter presented to stockholders at the meeting.

Name and Age as of the May 8, 2009 Meeting Date		Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3)(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 9, 2009

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

Melvyn E. Bergstein	67
		Chairman of the Board of Directors of Diamond Management & Technology Consultants, Inc., a management and advisory firm, since 2006. Previously served as Chairman and CEO of Diamond and its predecessors, Diamondcluster, Inc. and Diamond Technology Partners, Inc. since its founding in 1994. From 1968 to 1989, Mr. Bergstein served in several capacities with Arthur Andersen & Co.'s consulting division (now Accenture). Our director since 2001. Member of our Audit, Compensation and Nominating Committees.	Shares: 20,261 Percent of Shares: * Units: 0 Percent of Units: —

Linda Walker Bynoe	56
		President and Chief Executive Officer of Telemat Ltd., a management consulting firm, since 1995 and prior to that Chief Operating Officer since 1989. Ms. Bynoe served as a Vice President-Capital Markets for Morgan Stanley from 1985 to 1989, joining the firm in 1978. Ms. Bynoe serves as a director of Anixter International, Inc., Northern Trust Corporation and Prudential Retail Mutual Funds. Our director since 2003. Member of our Compensation and Governance Committees.	Shares: 10,562 Percent of Shares: * Units: 0 Percent of Units: —

Name and Age as of the May 8, 2009 Meeting Date		Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3)(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 9, 2009

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

Karen N. Horn, Ph.D.	65
		Senior Managing Director of Brock Capital Group, a corporate advisory and investment banking firm, since 2003. Retired President, Global Private Client Services and Managing Director, Marsh, Inc., a subsidiary of MMC, having served in these positions from 1999 to 2003. Prior to joining Marsh, she was Senior Managing Director and Head of International Private Banking at Bankers Trust Company; Chairman and Chief Executive Officer, Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. Ms. Horn serves as a director of Eli Lilly and Company, Norfolk Southern Corporation and T. Rowe Price Mutual Funds. She is also Vice Chairman of the U.S. Russia Investment Fund, a presidential appointment, and a member of the Executive Committee of the National Bureau of Economic Research. Our director since 2004. Member of our Compensation, Governance and Nominating Committees.	Shares: 8,636 Percent of Shares: * Units: 0 Percent of Units: —

Reuben S. Leibowitz	61
		Managing Director of JEN Partners, a private equity firm, since 2005. Mr. Leibowitz was a Managing Director of Warburg Pincus from 1984 to 2005. He was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by the company in 2004. Our director since 2005. Member of our Audit and Compensation Committees.	Shares: 11,366(7) Percent of Shares: * Units: 0 Percent of Units: —

Name and Age as of the May 8, 2009 Meeting Date		Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3)(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 9, 2009

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES (continued)

J. Albert Smith, Jr.	68
		President of Chase Bank in Central Indiana and Managing Director of JPMorgan Private Bank since 2005. Mr. Smith was President of Bank One Central Indiana from 2001 to 2005; Managing Director of Bank One Corporation from 1998 to 2001; President of Bank One, Indiana, NA from 1994 to 1998; and President of Banc One Mortgage Corporation from 1974 to 1994. A director of the company or its predecessor since 1993. Lead Independent Director and member of our Audit, Governance and Nominating Committees.	Shares: 23,849 Percent of Shares: * Units: 0 Percent of Units: —

Name and Age as of the May 8, 2009 Meeting Date		Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3)(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 9, 2009

NOMINEES FOR DIRECTOR TO BE ELECTED BY THE HOLDERS OF CLASS B COMMON STOCK

Melvin Simon	82
		Chairman Emeritus of the Board of the company since 2007. Co-Chairman of the Board of the company or its predecessor from 1995 to 2007. Chairman of the Board of the company's predecessor from its incorporation in 1993 to 1995. Co-Chairman of the Board of MSA, a company Mr. Simon founded in 1960 with his brother, Herbert Simon. Member of our Executive Committee.	Shares: 34,973,352(8) Percent of Shares: 13.3% Units: 30,091,879(9) Percent of Units: 10.5%

Herbert Simon	74
		Chairman Emeritus of the Board of the company since 2007. Co-Chairman of the Board of the company or its predecessor from 1995 to 2007. Mr. Simon was Chief Executive Officer and a director of the company's predecessor from its incorporation in 1993 to 1995. Mr. Simon serves on the Board of Governors for the National Basketball Association and as Co-Chairman of the Board of MSA. Member of our Executive Committee.	Shares: 34,973,352(8) Percent of Shares: 13.3% Units: 30,091,879(9) Percent of Units: 10.5%

Name and Age as of the May 8, 2009 Meeting Date		Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3)(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 9, 2009

NOMINEES FOR DIRECTOR TO BE ELECTED BY THE HOLDERS OF CLASS B COMMON STOCK (continued)

David Simon	47
		Chairman of the Board of the company since 2007 and Chief Executive Officer of the company or its predecessor since 1995; a director of the company or its predecessor since its incorporation in 1993. President of the company's predecessor from 1993 to 1996. Executive Vice President of MSA from 1990 to 1993. From 1988 to 1990, Mr. Simon was Vice President of Wasserstein Perella & Company. The son of Melvin Simon and the nephew of Herbert Simon. Member of our Executive Committee.	Shares: 34,973,352(8) Percent of Shares: 13.3% Units: 30,091,879(9) Percent of Units: 10.5%

Richard S. Sokolov	59
		President and Chief Operating Officer and a director of the company or its predecessor since 1996. President and Chief Executive Officer of DeBartolo Realty Corporation from its incorporation in 1994 until it merged with our predecessor in 1996. Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986. Member of our Executive Committee.	Shares: 652,432(10) Percent of Shares: * Units: 60,835 Percent of Units: *

Name and Age as of the May 8, 2009 Meeting Date		Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3)(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 9, 2009

ADDITIONAL NOMINEES

Allan Hubbard	61
		Co-Founder and Chief Executive Officer of E&A Industries, Inc., a privately-held holding company which acquires and operates established manufacturing companies. Mr. Hubbard served as Assistant to the President for Economic Policy and director of the National Economic Counsel for the George W. Bush administration. He also served as Chief of Staff to Vice President Dan Quayle and Executive Director of the President's Council of Competitiveness for the George H.W. Bush administration. Mr. Hubbard has not previously served as one of our directors and, if he is elected, will be appointed to one or more committees of the Board following the annual meeting.	Shares: 3,000 Percent of Shares: * Units: 0 Percent of Units: —

Daniel C. Smith	52
		Professor of Marketing and Dean, Kelley School of Business, Indiana University, since 2005. Mr. Smith joined the faculty of the Kelley School in 1996 and has served as Chair of the MBA Program, Chair of the Marketing Department and Associate Dean of Academic Affairs. Mr. Smith has not previously served as one of our directors and, if he is elected, will be appointed to one or more committees of the Board following the annual meeting.	Shares: 0 Percent of Shares: * Units: 0 Percent of Units: —

Pieter S. van den Berg	63
		Founding General/Managing Partner of VCHolland Visitatie PensioenFondsen since 2006 which renders services related to fund governance, primarily on behalf of fund trustees of Dutch based pension funds. Advisor to the Board of Managing Directors of PGGM, the pension fund of the healthcare and social work sector in the Netherlands, from 1999 to 2006. Mr. van den Berg was Director of Controlling of PGGM from 1991 to 1999. Our director since 1998. Member of our Governance Committee.	Shares: 5,123 Percent of Shares: * Units: 0 Percent of Units: —

Name and Age as of the May 8, 2009 Meeting Date		Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3)(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 9, 2009

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Stephen E. Sterrett	53
		Our Executive Vice President and Chief Financial Officer. Mr. Sterrett joined MSA in 1988 and held various positions with MSA until 1993 when he became our Senior Vice President and Treasurer. He was named Chief Financial Officer in 2001.	Shares: 126,498 Percent of Shares: * Units: 0 Percent of Units: —

James M. Barkley	57	Our General Counsel and Secretary. Mr. Barkley joined MSA in 1978 as a staff attorney and was named Assistant General Counsel in 1984. He was named General Counsel in 1992 and Secretary in 1993.	Shares: 137,034 Percent of Shares: * Units: 0 Percent of Units: —

Gary L. Lewis	50
		Our Senior Executive Vice President and President-Leasing. Mr. Lewis joined MSA in 1986 and held various positions until 2002 when he became our Executive Vice President of Leasing. He was named Senior Executive Vice President-Leasing in 2006.	Shares: 59,695 Percent of Shares: * Units: 0 Percent of Units: —

Name and Age as of the May 8, 2009 Meeting Date	Position, Principal Occupation, Business Experience and Directorships(1)	Number of Shares(2)(3)(4) and Units, and Percent of Shares(5) and Units(6) Beneficially Owned as of March 9, 2009

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP(7),(10)

16 Persons		Shares: 36,180,277 Percent of Shares: 13.8% Units: 30,152,714 Percent of Units: 10.5%

*
Less than one percent

(1)
All listed directorships are held in companies with securities registered under Section 12 of the Exchange Act or in companies registered as investment companies under the Investment Company Act of 1940, as amended, excluding the U.S. Russia Investment Fund (Ms. Horn).

(2)
Includes the following common shares that may be purchased pursuant to stock options that are exercisable within 60 days: David Simon—250,000; Richard S. Sokolov—150,000; James M. Barkley—5,000; and all directors and executive officers as a group—405,000.

(3)
Includes the following common shares that may be issued upon exchange of units held by the following persons on March 9, 2009: Melvin Simon, Herbert Simon, David Simon, MSA and affiliates of MSA—30,091,879; Richard S. Sokolov—60,835; and all directors and executive officers as a group—30,152,714. Units are exchangeable either for common shares (on a one-to-one basis) or for cash.

(4)
Includes the following restricted shares which are subject to vesting requirements: Melvyn E. Bergstein—888; Linda Walker Bynoe—814; Karen N. Horn, Ph.D.—888; Reuben S. Leibowitz—814; J. Albert Smith, Jr.—1,036; Pieter S. van den Berg—814; David Simon—45,571; Richard S. Sokolov—35,961; Stephen E. Sterrett—23,835; James M. Barkley—24,046; Gary L. Lewis—20,597; and all directors and executive officers as a group—191,740. Includes shares acquired through the reinvestment of dividends on common shares held in the Director Deferred Compensation Plan.

(5)
At March 9, 2009, there were 232,062,919 shares of common stock and 8,000 shares of Class B common stock outstanding. Upon the occurrence of certain events, shares of Class B common stock convert automatically into common shares (on a one-to-one basis). These percentages assume the exercise of stock options and the exchange of units for common shares only by the applicable beneficial owner.

(6)
At March 9, 2009, there were 287,935,848 outstanding units of which we owned, directly or indirectly, 232,062,919 or 80.6%. These percentages assume that no units are exchanged for common shares.

(7)
Does not include 1,500 shares of common stock held by charitable foundations of which Mr. Leibowitz is an officer or trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.

(8)
Includes common shares, exercisable stock options and units owned by Melvin Simon, Herbert Simon and David Simon, MSA, affiliates of MSA and MH Holdings, Inc. See "PRINCIPAL STOCKHOLDERS."

(9)
Includes units owned by Melvin Simon, Herbert Simon, David Simon, MSA and affiliates of MSA.

(10)
Does not include shares and units held by members of the Simon family other than Melvin Simon, Herbert Simon and David Simon or units held by trusts for the benefit of members of the Simon family over which Melvin Simon, Herbert Simon, David Simon and MSA do not have voting or dispositive power (3,972,576 units).

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES NAMED ABOVE.

PROPOSAL 3—AUTHORIZATION OF MANAGEMENT TO ADJOURN, POSTPONE
OR CONTINUE THE MEETING

        The Board of Directors believes that, if the number of votes cast in favor of either Proposal 1(a) or Proposal 1(b) is insufficient to approve the proposal, it is in the best interests of the stockholders to permit the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve such proposal. As explained above, approval of Proposal 1(a) will allow us to increase the number of directors so that the Additional Nominees can be added to the Board. Approval of Proposal 1(b) will enhance the rights of stockholders by eliminating certain supermajority voting requirements for Charter amendments.

        In Proposal 3, we are asking you to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of authorizing management to adjourn, postpone or continue the meeting and any later adjournments. If our stockholders approve this proposal, we could adjourn, postpone or continue the meeting, and any adjourned session of the meeting, to use the additional time to solicit additional proxies in favor of Proposal 1(a) or Proposal 1(b), including the solicitation of proxies from the stockholders that have previously voted against such proposal. Among other things, approval of Proposal 3 could mean that, even if proxies representing a sufficient number of votes against Proposal 1(a) or Proposal 1(b) to defeat it have been received, we could adjourn, postpone or continue the meeting without a vote on the proposal and seek to convince the stockholders who voted against or abstained from voting on the proposal to change their votes.

        No proxy that is specifically marked AGAINST Proposal 1(a) or Proposal 1(b) will be voted in favor of Proposal 3 unless it is specifically marked FOR Proposal 3.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP, or E&Y, as our independent registered public accounting firm for 2009, subject to the approval of our stockholders.

        The Report of the Audit Committee contains information on the amount of fees paid to E&Y during 2008 and 2007. We expect that representatives of E&Y will be present at the meeting and will be available to respond to appropriate questions. They will also have an opportunity to make a statement if they desire to do so.

        If the holders of a majority of voting shares voting on this matter do not ratify the selection, the Audit Committee will reconsider its choice taking into consideration the views of the stockholders and may, but will not be required to, appoint a different independent registered public accounting firm.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is responsible for monitoring the integrity of the company's consolidated financial statements, the qualifications, performance and independence of the company's independent registered public accounting firm, the performance of the company's internal auditor and the company's compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the company's independent registered public accounting firm. The committee operates under a written charter adopted by the Board. The committee currently has three members. The Board has determined that each committee member is independent under the standards of director independence established under our Governance Principles, New York Stock Exchange listing standards and applicable securities laws.

        Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management's report on internal control over financial reporting. The company's independent registered public accounting firm is responsible for auditing the consolidated financial statements, expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

        We held nine meetings during 2008. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the company's internal auditor and the independent registered public accounting firm, E&Y.

        We discussed with the company's internal auditor and E&Y the overall scope and plans for their respective audits. We met with the internal auditor and E&Y, with and without management present, to discuss the results of their examinations and their evaluations of the company's internal control. We reviewed and discussed the company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board's (PCAOB) Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That is Integrated With an Audit of Financial Statements.

        We discussed with management the company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company's risk assessment and risk management processes.

        We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2008 with management, the internal auditor and E&Y. We reviewed E&Y's report on our financial statements which indicated that the financial statements present fairly, in all material respects, our financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the United States. We reviewed and discussed with management, the internal auditor and E&Y, management's report on the effectiveness of internal control over financial reporting and E&Y's report on internal control over financial reporting. We also discussed with management, the internal auditor and E&Y the process used to support certifications by the company's Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the company's periodic filings with the Securities and Exchange Commission and the processes used to support management's report on internal control over financial reporting.

        We also discussed with E&Y matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        We also received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with us concerning independence and we discussed with E&Y the independence of that firm.

        When considering E&Y's independence, we considered if services they provided to the company beyond those rendered in connection with their audit of the company's consolidated financial statements and the effectiveness of internal control over financial reporting and reviews of the company's quarterly unaudited consolidated financial statements were compatible with maintaining their independence. We concluded that the provision of such services by E&Y has not jeopardized E&Y's independence.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the company's audited consolidated financial statements for the year ended December 31, 2008 be included in the company's annual report on Form 10-K. The Committee has also selected E&Y as the company's independent registered public accounting firm for the year ended December 31, 2009 and will present the selection to the stockholders for ratification at the meeting.

        We approve all audit and permissible non-audit services to be provided to the company by E&Y prior to commencement of services. We have delegated to the Chairman of the Audit Committee the authority to approve specific services up to specified individual and aggregate fee amounts. These approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

        The company has incurred fees as shown below for services from E&Y. E&Y has advised us that it has billed or will bill the company the below indicated amounts for the following categories of services for the years ended December 31, 2008 and 2007, respectively:

	2008	2007
Audit Fees(1)	$2,738,010	$3,081,600
Audit-Related Fees(2)	5,253,726	8,172,190
Tax Fees(3)	1,144,301	1,440,800
All Other Fees	0	0

(1)
Audit Fees include fees for the audit of the financial statements and the effectiveness of internal control over financial reporting for us and the Operating Partnership and services associated with Securities and Exchange Commission registration statements, periodic reports, and other documents issued in connection with securities offerings. Audit Fees for 2007 also include $525,000 of fees associated with specific audit procedures directed at our investment in SPG-FCM Ventures, LLC, or SPG-FCM (our 50/50 joint venture that acquired The Mills Corporation in 2007) that will not recur.

(2)
Audit-Related Fees include audits of individual properties and schedules of recoverable common area maintenance costs to comply with lender, joint venture partner or tenant requirements and accounting consultation and due diligence services. Audit-Related Fees for 2007 include approximately $3 million of fees associated with our investment in SPG-FCM that will not recur. Our share of these Audit-Related Fees is approximately 51% and 43% in 2008 and 2007, respectively.

(3)
Tax Fees include fees for international and other tax consulting services and tax return compliance services associated with the tax returns for The Mills Corporation and certain subsidiaries and joint ventures. Our share of these Tax Fees is approximately 35% and 39% in 2008 and 2007, respectively.

  The Audit Committee:

    J. Albert Smith, Jr., Chairman
    Melvyn E. Bergstein
    Reuben S. Leibowitz

EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2008.

Plan Category	A Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		B Weighted-average exercise price of outstanding options, warrants and rights ($)	C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by security holders(1)	724,632	(2)	$30.18	3,680,610	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	724,632		$30.18	3,680,610

(1)
Consists of the 1998 Plan.

(2)
Includes 86,049 shares covered by awards assumed in connection with our acquisition of Chelsea Property Group in 2004. The weighted-average exercise price of such awards as of December 31, 2008 was $47.95.

(3)
The 1998 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The original number of shares available for awards under the 1998 plan was 11,300,000. As of March 9, 2009, there are 3,436,316 shares available under the 1998 plan. This reflects the issuance of 261,498 shares of restricted stock in February and March 2009 in connection with the 2008 stock incentive program.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee consists of the four directors named below, each of whom meets the independence standards of the company's Governance Principles, the New York Stock Exchange listing standards and applicable securities laws. The committee has overall responsibility for:

  •
  determining the compensation of the executive officers, including setting and determining achievement of established performance goals;

  •
  designing, with the active assistance of management and human resource experts and the committee's consultant, the company's executive compensation program;

  •
  administering the company's stock-based compensation plans and programs;

  •
  recommending any new elements of executive compensation or programs for consideration to the full Board of Directors; and

  •
  discussing the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations with management and, if appropriate, recommending its inclusion in the company's annual report on Form 10-K and proxy statement.

        The committee has the authority to engage an independent compensation consultant or other advisors and has used Frederic W. Cook & Co., Inc., or Cook, in that capacity. Cook does no work for management unless requested by the Chairman of the Compensation Committee, receives no compensation from the company other than for its work in advising the committee, and maintains no other economic relationships with the company.

        The committee held nine meetings during 2008. The meetings were designed, among other things, to facilitate and encourage free and frank discussion between committee members and the consultant as well as extensive communication among committee members, executive management, and other company personnel involved in executive compensation matters.

        The committee reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on its review and these discussions with management, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company's annual report on Form 10-K for the fiscal year ended December 31, 2008, and proxy statement for the 2009 annual meeting of stockholders.

The Compensation Committee:

Melvyn E. Bergstein, Chairman
Linda Walker Bynoe
Karen N. Horn, Ph.D.
Reuben S. Leibowitz

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The following discussion is intended to supplement the more detailed information concerning executive compensation that appears in the rest of this section and in the tables and the accompanying narrative. Our goal is to provide a better understanding of our compensation practices and the decisions made concerning the compensation payable for 2008 to our executive officers, including the Chief Executive Officer, or CEO, and the other executive officers named in the Summary Compensation Table, or the named executive officers.

        The Compensation Committee of our Board of Directors, referred to in this section as the committee, plays a key role in designing and administering our executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the committee. The Compensation Committee Report immediately precedes this discussion.

        The past year proved to be one of the most challenging years in recent memory, not only for the retail real estate sector, but for our tenants and their retail customers. The year was equally challenging for our stockholders. The two broad indices we use to measure our performance for some compensation determinations—the Standard and Poor's 500 Index and the Morgan Stanley US REIT Index—each declined by more than one-third during 2008. These difficult economic conditions are continuing into 2009.

        Bearing these conditions in mind, the committee, at the request of management, made significant reductions in the overall compensation paid to executives for 2008. In many cases, individual goals or targets for company performance were achieved that would have justified greater levels of compensation. As explained below, the committee made substantial reductions in bonuses and payouts of incentive compensation for executives as a consequence of current adverse business conditions and to support management's focus on reducing costs. Management also instituted similar compensation reductions throughout the organization.

        For the named executive officers and other management personnel holding an office of Vice President or above, the committee and management took the following actions in early 2009:

  •
  determined not to make any merit or other increases to 2008 base salaries;

  •
  approved annual cash bonuses for 2008 at approximately 60% of the amounts paid for 2007;

  •
  reduced the payout of the 2008 stock incentive program from an 80% payout to 40% or less for individual participants; and

  •
  determined not to create an annual stock-based incentive compensation program for 2009.

        These actions are generally consistent with actions our peer companies are taking. The committee and management will continue to review compensation arrangements to determine if circumstances warrant additional changes.

Objectives

        We believe we are the leading retail real estate company in the United States. We have the largest market capitalization of any publicly traded real estate company in North America and own the largest portfolio by square footage of U.S. retail real estate. We depend on the knowledge, skills, experience, and talent of our senior executives in the highly-competitive real estate industry, in particular in the areas of real estate acquisitions, development, leasing and property management.

        To maintain and enhance our competitive position, our executive compensation program needs to:

  •
  maintain the team of executives who have made major contributions to our success and attract other highly qualified executives to strengthen that team;

  •
  motivate executives to improve their performance by contributing to the achievement of corporate and business unit goals as well as individual goals; and

  •
  align the interests of executives with those of our stockholders.

        The committee has designed and administers our executive compensation program with the intention of incenting long-term superior performance. The committee monitors the effectiveness of our program on an ongoing basis. As we continue to grow in size and complexity, it is increasingly important for us to develop effective executive succession plans. For these plans to be effective, we believe it is necessary for our compensation to be competitive not only with other real estate companies, but also with other large enterprises, in both public and private sectors, with whom we compete for executive talent. The committee will continue to study and develop improvements to our compensation practices as circumstances warrant.

Principal Elements of Compensation

        To accomplish these objectives, we have designed a relatively simple executive compensation program. There are three major elements of our program—base salary, annual cash bonuses and long-term incentives.

        Although all three of these elements are integrated into our overall program, each serves a different purpose:

  •
  base salaries provide an appropriate level of fixed compensation that will promote executive recruitment and retention;

  •
  annual cash bonuses that primarily depend upon our overall financial performance in a year and the committee's qualitative assessment of the executives' contributions to that performance; and

  •
  long-term incentives which take the form of restricted stock awards made under the Simon Property Group, L.P. 1998 Stock Incentive Plan, or 1998 plan, align the interests of our executives with the interests of our stockholders. The issuance of the restricted stock depends on the extent to which we achieve predetermined quantitative measures of performance including internal operational metrics such as Funds From Operations, or FFO, per share, and established indices against which we measure our total stockholder return. They also assist in retention of our executives because after the performance measures are achieved, the restricted stock is then subject to multi-year continued service vesting requirements. As explained below, the committee has determined that for the first time since 2001, it will not establish an annual stock incentive program for 2009 due to current economic circumstances and to support management's focus on reducing costs.

        Base Salaries.    Base salaries of executive officers are set at levels competitive with other companies engaged in the retail real estate industry and with other businesses of comparable size and scope with whom we compete for executive talent. The committee reviews base salaries for the executive officers annually and makes adjustments to reflect market conditions, changes in responsibilities and merit increases consistent with compensation practices throughout our organization.

        Annual Cash Bonuses.    At the beginning of the performance year, the committee approves target and stretch bonus amounts for each participant, ranging from 0 to 200% of the participant's base salary in effect at the end of the performance year. Unlike the stock incentive programs in which the performance measures used for the named executive officers are based solely on company performance, the performance factors or goals for annual cash bonuses include both objective and subjective criteria and consider individual performance as well as company performance. For example, with respect to the CEO, the committee specified the following as some, but not all, of the performance factors or goals to be considered with respect to 2008:

  •
  Stockholder value creation

  •
  Earnings growth

  •
  Achievement of successful acquisition and development activity

  •
  Achievement of strategic business priorities

  •
  Operational efficiencies

        The annual cash bonus decisions for the named executive officers, except for Mr. Lewis, are determined by using a combination of objective and subjective criteria. In Mr. Lewis' case, the target and stretch bonus opportunities set by the committee were tied to achievement of objective levels for leasing results. However, the final amount of the annual cash bonuses to all of the named executive officers is within the committee's discretion, and may be increased or decreased from the original target and stretch levels. Ultimately, it is the committee's subjective assessment of each executive officer's performance which determines the amount of the bonus and not the operation of a mechanical formula.

        Long-Term Incentives.    Long-term incentives are equity awards made under the 1998 plan, which is administered by the committee. Although the 1998 plan authorizes a variety of awards, the only forms of awards the committee has granted have been options and restricted stock. No stock options have been granted to employees since 2001.

        Prior to 2009, the committee had created an annual stock incentive program under the 1998 plan for seven consecutive years. The details of the two most recent stock incentive programs are explained below. The committee allocated each participant an opportunity to receive an award valued in dollars that will be granted if absolute and relative performance measures are achieved. The determination of the extent to which the goals have been achieved is made after our financial results have been announced in the following year. In view of current economic conditions and management's focus on reducing costs, the committee determined not to create a similar stock incentive program for 2009.

        In recent years, the absolute performance measures have included "target" and "stretch" goals for funds from operations (FFO) per share and the relative performance measures have compared our total stockholder return for the performance year to the returns experienced by two recognized stock indices—the Morgan Stanley US REIT Index and the S&P 500 Index.

        Depending on the extent to which the company's performance measures are achieved, the dollar values are converted into shares of restricted stock using the average of the closing prices for our common stock for the ten day trading period commencing three days after we report earnings for the program year, or the ten day average price. Once issued, the shares of restricted stock are then subject to a four-year continued service vesting requirement beginning in the second year after the performance year. Except as otherwise provided in the award agreement, the participant must remain employed on the day prior to the vesting date for the restricted stock to vest. Participants are entitled to vote and receive distributions on unvested shares of restricted stock.

        The 2007 stock incentive program had the following terms:

  •
  Incentive opportunities designated in dollar values were allocated to participants, including $6.5 million to the named executive officers, assuming achievement at the target level.

  •
  The company's performance measures and weightings for the year were as follows:

Performance Measure	Goals	Weighting
"Target" FFO per Share Goal	$5.85	35%
"Stretch" FFO per Share Goal	$5.90	25%
Total Stockholder Return (including dividends) vs. MSCI US REIT Index	(meet or exceed) 20%
Total Stockholder Return (excluding dividends) vs. S&P 500 Index	(meet or exceed) 20%

Total		100%
  •
  The 2007 program also provided that if FFO per share exceeded $5.85 but was less than or equal to $5.90, an additional 5% in value would be awarded for each incremental $0.01 in FFO per share.

  •
  The 2007 program recognized evaluations of individual annual performance to adjust, both up and down, each individual's original award allocation. The committee assigned each executive officer an individual rating for his or her program year performance ranging from "0" to "3." Participants with the highest rating of "3" receive 110% to 125% of the initial allocation based on corporate performance (the "calculated award"). Participants with a rating of "2" receive 100% of the calculated award. Participants with a rating of "1" receive 75% of the calculated award, and participants with a rating of "0", which represents unacceptable performance, receive no award. The committee delegated the authority to assess the individual performance of the other participants to a committee of senior management, which assigned similar ratings to other participants.

  •
  On February 28, 2008, the committee determined that, except for total stockholder return vs. S&P 500 index, all of the performance measures for 2007 had been achieved, resulting in a payout of 80% of the original award allocations and calculated an adjusted value for each participant using their individual performance ratings. The adjusted values were then converted into shares of restricted stock using the ten day average price of $84.98. Fractional shares were rounded to the next full share. A total of 310,166 shares of restricted stock were awarded under the program, including 61,191 shares awarded to the named executive officers.

  •
  The shares of restricted stock will vest in four equal annual installments commencing January 1, 2009 with a continuous service requirement, except for termination of service resulting from death, disability or, with the committee's approval, retirement. Participants are entitled to vote and receive distributions on unvested shares.

  •
  The restricted stock awards issued in 2008 under the 2007 stock incentive program are reported in the Grants of Plan-Based Awards in 2008 Table on page 46 in this proxy statement.

        The 2008 stock incentive program had the following terms:

  •
  Incentive opportunities designated in dollar values were allocated to participants, including approximately $6.5 million to the named executive officers assuming achievement at the target level.

  •
  The performance measures and weightings for the year for the named executive officers were as follows:

Performance Measure	Goals	Weighting
"Target" FFO per Share Goal	$6.40	35%
"Stretch" FFO per Share Goal	$6.50	25%
Total Stockholder Return (including dividends) vs. MSCI US REIT Index	(meet or exceed) 20%
Total Stockholder Return (excluding dividends) vs. S&P 500 Index	(meet or exceed) 20%

Total		100%
  •
  The 2008 program also provided that if FFO per share exceeded $6.40 but was less than or equal to $6.50, an additional 2.5% in value would be awarded for each incremental $0.01 in FFO per share.

  •
  In addition to the executive officers, three other groupings participated in the 2008 program, each with somewhat different performance measures and weightings. The first of these groupings, consisting of senior employees who are heads of identified business units, had 50% of their award tied to the achievement of the performance measures established for the executive officers, with the remaining 50% tied to the achievement of pre-determined individual and business unit objectives. The remaining two groupings had at least a portion of their award based upon achievement of the target FFO per share goal of $6.40, with the balance tied to achievement of either defined financial goals and/or other pre-determined qualitative individual performance objectives.

  •
  Consistent with the 2007 stock incentive program, the 2008 program used evaluations of individual performance to adjust the original award allocations on a positive or negative basis. The committee assigned each executive officer an individual rating for his or her program year performance ranging from "0" to "3." The committee delegated the authority to assess the individual performance of the other participants to a committee of senior management, which assigned similar ratings to other participants.

  •
  On February 27, 2009, the committee determined that all of the 2008 performance measures applicable to executive officers had been achieved at levels resulting in a 75% payout percentage. In addition, because FFO per share for 2008 was $6.42, or $0.02 greater than the "target goal," the payout percentage was increased by an additional 5% increment to a potential payout of 80% of the original award allocations. In view of current economic conditions and management's focus on reducing costs, the committee reduced the payout to executive officers to a 40% payout or less. For participants in the remaining three groups, management advised the committee that applicable performance measures had been achieved resulting in payout percentages between 20% and 80% of initial opportunities. Based upon management's recommendation, the Committee then further adjusted payouts for each participant in the three remaining groups to 40%, 50% or 60% of each participant's payout percentage using their assigned ratings. The adjusted values were then converted into shares of restricted stock using the ten day average price of $41.42. Fractional shares were rounded to the next full share. A total of 261,498 shares of restricted stock were awarded under the program, including 58,912 shares awarded to the named executive officers.

  •
  The shares of restricted stock will vest in four equal annual installments commencing January 1, 2010 with a continuous service requirement, except for termination of service resulting from death, disability or, with the committee's approval, retirement. Executive officers who received restricted stock awards under the 2008 stock incentive program will not be entitled to receive distributions denominated in common shares on unvested awards.

Other Elements of Compensation

        Retirement and Health and Welfare Benefits.    We have never had a traditional or defined benefit pension plan. We maintain a 401(k) retirement plan in which all salaried employees can participate on the same terms. Currently, our basic contribution to the 401(k) retirement plan is equal to 1.5% of the participant's compensation and vests 20% after the completion of two years and an additional 20% after each additional year of service until fully vested after six years. We match 100% of the first 3% of the participant's contribution and 50% of the next 2% of the participant's contribution. Our matching contributions are vested when made. Our basic and matching contributions are subject to applicable IRS limits and regulations. The contributions we made to the 401(k) accounts of the named executive officers are shown in the All Other Compensation column of the Summary Compensation Table on 43. Executive officers also participate in health and welfare benefit plans on the same terms as other salaried employees.

        Employment and Change-in-Control Agreements.    The only executive officer who has an employment agreement with us is Mr. Sokolov who had an employment agreement in place with his previous employer—a company we merged with in 1996. A summary of Mr. Sokolov's employment agreement appears on 51 of this proxy statement. Our named executive officers do not participate in or benefit from any "change in control" or "golden parachute" arrangements. Awards under the 1998 plan will vest in the event of a change in control.

        Deferred Compensation Plan.    We maintain a non-qualified deferred compensation plan that permits senior executives, key employees and directors to defer all or part of their compensation, including awards under the 1998 plan. There are separate accounts for the executives and the directors. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have never done either. As a result, the amounts disclosed in the Nonqualified Deferred Compensation in 2008 Table on page 49 consist entirely of compensation earned by, but not yet paid to, the executives and any earnings on such deferred compensation. A participant's deferrals are fully vested, except for restricted stock awards that still have vesting requirements. Upon death or disability of the participant or our insolvency or a change in control affecting us, a participant becomes 100% vested in his account.

        Stock Option and Equity Award Grant Practices.    The committee has not granted any stock options to executives or other employees since 2001. The 1998 plan requires the exercise price of stock options to be set at the mean between the high and low sales prices of a share of common stock as reported by the New York Stock Exchange for the grant date.

Role of Management in Compensation Decisions

        The CEO provides his recommendations to the committee on the compensation of each of the other executive officers. The CEO develops his recommendations using third-party data, his own views regarding the executives' performance and the advice of our human resources department on such factors as compensation history, tenure, responsibilities, market data for competitive positions and retention concerns and the need to maintain consistency within the organization. Although the committee gives consideration to the CEO's recommendations and to any views of its compensation consultant, the final compensation decisions affecting all executive officers are within its discretion.

        In recent years, the committee has used the concept of "total direct compensation" as a means to assess the competitiveness of our pay practices. Total direct compensation is not the same as total compensation shown in the Summary Compensation Table. Total direct compensation for a given year consists of base salary, cash bonus earned for that year and the grant date fair value of the restricted stock award made for that year. Although they are not paid until the following year, bonuses are reflected as having been earned in the Bonus column of the Summary Compensation Table on page 43 of this proxy statement. Because the restricted stock awards for a performance year are not made until the following year, they are not reflected in the Grants of Plan-Based Awards Table for the performance year. The restricted stock awards for 2008 performance are shown in footnote (6) to the Outstanding Equity Awards at 2008 Fiscal Year-End Table on page 47. The amounts of total direct compensation paid to the named executive officers for the past three years are shown in the Supplemental Table on page 45 of this proxy statement.

Competitive Position

        In some years, management or the committee has reviewed data with regard to the compensation practices of other public real estate companies to assess the competitive position of our executive compensation program. Although no similar review was conducted in 2008, the committee nonetheless made a number of changes to our compensation policies both with respect to 2008 and 2009.

2009 Compensation Decisions

        CEO Compensation.    In light of current economic circumstances and in recognition of management's efforts to reduce costs, the committee made the following decisions with respect to the CEO's compensation.

  •
  The committee decided not to make any change to David Simon's 2008 base salary for 2009.

  •
  The committee determined that, although David Simon had achieved or exceeded his performance goals and factors for the year, he was awarded a bonus equal to 60% of his bonus for 2007.

  •
  The committee had allocated David Simon the opportunity to receive a target award of restricted shares with a value of $2,000,000 under the 2008 stock incentive program. These award opportunities are reflected in the Grants of Plan-Based Awards in 2008 Table. As explained above, although the performance measures had been achieved to the extent that an 80% payout was appropriate, the committee reduced the payout by 50% to a 40% payout. Based on the ten-day average price of $41.42 per share, this resulted in an award to David Simon of 19,315 shares of restricted stock. These shares were granted in 2009 for 2008 performance and their grant date fair value is reflected in the Supplemental Table for 2008 on page 45. The aggregate value of his award based on the closing price of the common stock as of March 9, 2009 was approximately $554,000.

  •
  The committee determined that David Simon would not be entitled to receive distributions on unvested awards denominated in common shares under the 2008 stock incentive program.

  •
  The committee determined not to allocate an award opportunity for any executive officers, including David Simon, under a stock incentive program for 2009, the first year since 2001 in which such a program has not been established.

  •
  As seen in the Supplemental Table on page 45 of this proxy statement, David Simon's total direct compensation for 2008 was 38% less than the comparable amount for 2007.

        Other Executive Officer Compensation.    After taking into account current economic conditions and in recognition of management's effort to reduce costs, the committee made the following decisions with respect to the 2008 compensation of the named executive officers other than David Simon as follows:

  •
  The committee decided not to make any changes to the 2008 base salaries for the other four named executive officers.

  •
  On February 27, 2009, the committee approved the following bonuses for 2008: Mr. Sterrett—$270,000; Mr. Sokolov—$586,500; Mr. Lewis—$250,000 and Mr. Barkley—$360,000. The aggregate bonuses were approximately 65% of the aggregate bonuses paid to these executive officers for 2007.

  •
  The committee had allocated the other named executive officers the opportunity to receive a target award of restricted shares under the 2008 stock incentive program with the values reflected in the Grants of Plan Based Awards in 2008 Table. As explained above, although the performance measures for the 2008 performance year had been achieved at a level that would have resulted in an 80% payout for three of these officers and a 40% payout for the other officer, the committee reduced the payout for Messrs. Sterrett, Sokolov and Barkley by one-half to a 40% payout and for Mr. Lewis by 40% to a 24% payout. Accordingly, the committee approved issuing shares of restricted stock to the named executive officers in the amounts shown in footnote (6) to the Outstanding Equity Awards at 2008 Fiscal Year-End table on page 47.

  •
  Based on the recommendation of the CEO, the committee determined not to allocate award opportunities to the other named executive officers under a stock incentive program for 2009, the first year since 2001 in which such a program has not been established.

  •
  The committee determined that executive officers who received restricted stock awards under the 2008 stock incentive program would not be entitled to receive distributions on unvested awards denominated in common shares.

        Total Direct Compensation.    Consistent with prior years, compensation tied in various way to our performance comprised a significant portion of the compensation of the named executive officers. As shown in the Supplemental Table on page 45, the base salary and bonus payments earned by our named executive officers for 2008 as a percentage of total direct compensation ranged from 36% to 58%. The grant date fair value of the restricted stock awards under the 2008 stock incentive program awarded in 2009 represented approximately 25% of 2008 total direct compensation. Because the Summary Compensation Table reflects the compensation expense we reported in our 2008 financial statements for restricted stock awards in 2008 and prior years and not the grant date fair value of the awards granted in 2009 with respect to 2008 performance, these percentages cannot be derived using the amounts in the Summary Compensation Table. The committee's actions to reduce bonuses and payouts of incentive compensation in response to economic conditions had a significant impact on 2008 total direct compensation. The aggregate total direct compensation to the named executive officers for 2008 was approximately 61% of the comparable amount for 2007.

Executive Equity Ownership Guidelines

        We believe that the financial interests of our executives should be aligned with those of our stockholders. In addition to using awards of restricted shares as a long-term incentive, our Board of Directors has established equity ownership guidelines for key executives, including the named executive officers. The current ownership guidelines require the executives to maintain ownership of our stock or other securities having a value expressed as a multiple of their base salary for as long as they remain our employees. These multiples are as follows:

Position	Value as a Multiple of Base Salary
CEO	4.0
President and/or Chief Operating Officer	3.0
Other Executive Officers and Executive Vice Presidents who are heads of significant disciplines	2.0

        In addition, these executives are required to retain ownership of a sufficient number of shares received in the form of restricted share awards representing at least 50% of the after-tax value of his or her award or 25% of the pre-tax value of such awards. These shares are to be retained by the executive until he or she retires, dies, becomes disabled or is no longer our employee.

        Ownership of any class of our equity securities or units of Simon Property Group, L.P. counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned, even if not vested, and shares held following the exercise of stock options. Unexercised stock options do not count toward these goals. Each of our named executive officers currently meets or exceeds these guidelines.

        We do not have a policy regarding the recovery of performance-based awards in the event of a financial statement restatement beyond the requirements of Section 302 of the Sarbanes-Oxley Act of 2002. That statute requires the chief executive and chief financial officers of a publicly-held company to repay certain amounts if the company restates its financial statements as a result of financial reporting misconduct. The amounts to be repaid consist of (1) any bonus or other incentive-based or equity-based compensation received from the company during a twelve month period following the filing of the financial document in question; and (2) any profits realized from the sale of securities of the company during that period.

Section 162(m)

        Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly-held companies for compensation paid to certain executives to the extent their compensation exceeds $1,000,000 in any fiscal year. As long as we qualify as a REIT, we do not pay taxes at the corporate level. To the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. In addition, the Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. Although we have not obtained a ruling on this issue, we believe the positions taken in the rulings would apply to our operating partnership as well.

        Substantially all of the services rendered by our executive officers were on behalf of the Operating Partnership. Accordingly, we believe that the compensation we paid to our executive officers for 2008 will not be limited by Section 162(m).

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or awarded to each of our named executive officers for the years indicated. For a more thorough discussion of our executive compensation program, see the Compensation Discussion and Analysis which begins on page 34 of this proxy statement.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus(1) ($) (d)	Stock Awards(2) ($) (e)	All Other Compensation(3) ($) (i)	Total ($) (j)
David Simon Chairman and Chief Executive Officer	2008 2007 2006	1,000,000 882,308 800,000	810,000 1,350,000 1,200,000	1,265,833 1,213,832 1,081,063	15,697 15,422 15,093	3,091,530 3,461,562 3,096,156
Stephen E. Sterrett Executive Vice President and Chief Financial Officer	2008 2007 2006	475,000 470,192 450,000	270,000 450,000 650,000	913,284 852,059 704,166	16,763 16,488 16,233	1,675,047 1,788,739 1,820,399
Richard S. Sokolov President and Chief Operating Officer	2008 2007 2006	782,000 780,423 700,000	586,500 900,000 1,000,000	1,363,444 1,341,970 1,167,700	300,784 294,584 321,123	3,032,728 3,316,977 3,188,823
Gary L. Lewis Senior Executive Vice President	2008 2007 2006	500,000 500,000 500,000	250,000 400,000 393,641	973,031 911,806 763,913	16,378 16,103 15,848	1,739,409 1,827,909 1,673,402
James M. Barkley General Counsel and Secretary	2008 2007 2006	500,000 495,192 475,000	360,000 600,000 700,000	925,424 864,199 704,166	17,665 17,390 17,135	1,803,089 1,976,781 1,896,301

(1)
Bonuses earned with respect to the listed year were paid in the following year.

(2)
Represents the dollar amount recognized for financial statement purposes for the shares of restricted stock that were issued under the stock incentive programs for 2007 and earlier. The amounts recognized have been determined in accordance with Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) ("FAS 123R") except that estimated forfeitures were excluded in the determination. For this purpose, the number of shares of restricted stock is multiplied by the closing price of our common stock at the time of grant and then is amortized over the vesting period beginning January 1 of the year of grant. There were no forfeitures of awards to the named executive officers identified in the table. Awards of restricted stock under stock incentive programs are not granted until the following year and therefore are not included in FAS 123R compensation cost for the program year. The cost of each award included in the aggregate cost is as follows:

	Award for Program Year	2008 Compensation Expense		2007 Compensation Expense		2006 Compensation Expense
David Simon	2002 2003 2004 2005 2006 2007	$	— — — 521,750 340,269 403,814	$	— 351,813 — 521,750 340,269 —	$207,500 351,813 — 521,750 — —
Mr. Sterrett	2002 2003 2004 2005 2006 2007	$	— — 219,566 260,875 230,893 201,950	$	— 140,725 219,566 260,875 230,893 —	$83,000 140,725 219,566 260,875 — —

	Award for Program Year	2008 Compensation Expense		2007 Compensation Expense		2006 Compensation Expense
Mr. Sokolov	2002 2003 2004 2005 2006 2007	$	— — 302,850 417,400 340,270 302,924	$	— 281,450 302,850 417,400 340,270 —	$166,000 281,450 302,850 417,400 — —
Mr. Lewis	2002 2003 2004 2005 2006 2007	$	— — 227,138 313,050 230,893 201,950	$	— 140,725 227,138 313,050 230,893 —	$83,000 140,725 227,138 313,050 — —
Mr. Barkley	2002 2003 2004 2005 2006 2007	$	— — 219,566 260,875 243,033 201,950	$	— 140,725 219,566 260,875 243,033 —	$83,000 140,725 219,566 260,875 — —
(3)
Amounts reported in 2008 consist of the following:

	Company and Matching Contributions to 401(k) Retirement Plan	Employee and Dependent Life Insurance Premiums	Use of Charter Aircraft
David Simon	$12,650	$3,047	—
Mr. Sterrett	12,650	4,113	—
Mr. Sokolov	9,465	4,796	$286,523
Mr. Lewis	12,650	3,728	—
Mr. Barkley	12,650	5,015	—

SUPPLEMENTAL TABLE

Total Direct Compensation(1) Earned in Prior Three Fiscal Years

Name	Year	Salary ($)	Bonus(2) ($)	Restricted Stock(3) ($)	Total Direct Compensation ($)	Change from Prior Year
David Simon	2008 2007 2006	1,000,000 882,308 800,000	810,000 1,350,000 1,200,000	578,677 1,615,254 1,360,732	2,388,677 3,847,562 3,360,732	-38 +14	% %
Stephen E. Sterrett	2008 2007 2006	475,000 470,192 450,000	270,000 450,000 650,000	319,680 807,627 923,341	1,064,680 1,727,819 2,023,341	-38 -15	% %
Richard S. Sokolov	2008 2007 2006	782,000 780,423 700,000	586,500 900,000 1,000,000	479,487 1,211,441 1,360,732	1,847,987 2,891,864 3,060,732	-36 -5	% %
Gary L. Lewis	2008 2007 2006	500,000 500,000 500,000	250,000 400,000 393,641	191,815 807,627 923,341	941,815 1,707,627 1,816,982	-45 -6	% %
James M. Barkley	2008 2007 2006	500,000 495,192 475,000	360,000 600,000 700,000	319,680 807,627 972,017	1,179,680 1,902,819 2,147,017	-38 -11	% %

(1)
Total direct compensation consists solely of the actual salary paid for the year, the annual cash bonus earned for the year which is paid in the following year and the shares of restricted stock at their grant date fair value for the applicable performance year. It does not include all elements of compensation shown in the Summary Compensation Table.

(2)
Bonuses earned with respect to the listed year were paid in the following year.

(3)
Represents the FAS 123R grant date fair value of the restricted stock awards on the date of grant.

GRANTS OF PLAN-BASED AWARDS IN 2008

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#) (i)	Grant Date Fair Value of Stock and Option Awards ($/Sh) (l)(3)
Name (a)	Grant Date (b)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
David Simon	2/28/2008	—	2,000,000	2,500,000	18,828	1,615,254
Stephen E. Sterrett	2/28/2008	—	1,000,000	1,250,000	9,414	807,627
Richard S. Sokolov	2/28/2008	—	1,500,000	1,875,000	14,121	1,211,441
Gary L. Lewis	2/28/2008	—	1,000,000	1,250,000	9,414	807,627
James M. Barkley	2/28/2008	—	1,000,000	1,250,000	9,414	807,627

(1)
The dollar values shown represent the initial opportunities allocated under the 2008 stock incentive program. Initial opportunities were designated as dollar values at target and maximum levels which may be converted into shares of restricted stock depending on the extent to which the performance measures for the program year are met. As explained in the Compensation Discussion & Analysis, although the performance measures for the 2008 stock incentive program were achieved at levels that would have resulted in payouts to four of the named executive officers at 80% of the maximum estimated payout shown in the table, the actual payouts to the named executive officers were reduced to 40% or less. Shares of restricted stock under the 2008 stock incentive program were issued in 2009 and the grant date fair value of those awards is reflected in the Supplemental Table on page 45.

(2)
Represents the number of shares of restricted stock issued in 2008 under the 2007 stock incentive program.

(3)
Represents the FAS 123R grant date fair value of the restricted stock issued in 2008 under the 2007 stock incentive program calculated using $85.79, the closing price of our common stock as reported by the NYSE, for February 28, 2008.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards				Stock Awards(1)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($)(2) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(3) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6) (j)
David Simon	100,000	0	25.5400	03/26/2011	40,155	2,133,435	n/a	2,000,000
	150,000	0	25.5400	03/26/2011
Stephen E. Sterrett	0	0	0		25,278	1,343,020	n/a	1,000,000
Richard S. Sokolov	50,000	0	23.4063	03/23/2010	37,948	2,016,177	n/a	1,500,000
	50,000	0	25.5400	03/26/2011
	50,000	0	25.5400	03/26/2011
Gary L. Lewis	0	0	0		26,653	1,416,074	n/a	1,000,000
James M. Barkley	5,000	0	25.5400	03/26/2011	25,594	1,359,809	n/a	1,000,000

(1)
Shares of restricted stock are issued in the year following the program year if performance-based conditions are met and then vest in four equal annual installments beginning on January 1 of the year following the year in which the grant was made. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death, disability or, in certain circumstances, retirement.

(2)
The 1998 plan provides that the exercise price for stock options is equal to the mean between the high and low sales prices for our common stock as reported by the NYSE for the grant date.

(3)
Consists of the following shares of restricted stock that have been issued and not fully vested:

	Program Year	Number of Shares
David Simon	2004	0
	2005	12,500
	2006	8,827
	2007	18,828
Mr. Sterrett	2004	3,625
	2005	6,250
	2006	5,989
	2007	9,414
Mr. Sokolov	2004	5,000
	2005	10,000
	2006	8,827
	2007	14,121
Mr. Lewis	2004	3,750
	2005	7,500
	2006	5,989
	2007	9,414
Mr. Barkley	2004	3,625
	2005	6,250
	2006	6,305
	2007	9,414
(4)
The market value of the restricted stock was calculated using $53.13, the closing price of our common stock as reported by the NYSE for December 31, 2008.

(5)
The number of shares of restricted stock issuable under the 2008 stock incentive program as of December 31, 2008 could not be calculated. As explained in the following footnote, the number of shares issued was determined on February 27, 2009.

(6)
Represents the initial allocation under the 2008 stock incentive program at the "target" level. The actual number of shares of restricted stock issued, computed using the ten day average trading price of $41.42 per share, was as follows: David Simon—19,315 shares; Mr. Sterrett—9,658 shares; Mr. Sokolov—14,486 shares; Mr. Lewis—5,795 shares; and Mr. Barkley—9,658 shares. The FAS 123R grant date fair value of the restricted stock awarded is set forth in the Supplemental Table.

OPTION EXERCISES AND STOCK VESTED IN 2008

	Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)		Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
David Simon	100,000	(3)	1,713,028	15,443	1,341,379
Stephen E. Sterrett	0		0	11,247	976,914
Richard S. Sokolov	0		0	17,943	1,558,529
Gary L. Lewis	0		0	11,997	1,042,059
James M. Barkley	0		0	11,352	986,035

(1)
Value realized is calculated on the basis of the difference between the exercise price and the closing price of our common stock as reported by the NYSE on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)
Portions of restricted stock awards from stock incentive programs for 2006 and earlier vested on January 1, 2008. Value realized is calculated by multiplying $86.86 (the closing price of our common stock as reported by the NYSE on December 31, 2007) by the number of shares that vested on January 1, 2008.

(3)
David Simon continues to hold the shares acquired on exercise of this option. Based on the closing prices as reported by the NYSE, the value of the 100,000 shares acquired by David Simon at the time he exercised the option was $1,230,000 greater than the value on March 9, 2009.

NONQUALIFIED DEFERRED COMPENSATION IN 2008

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings (Losses) in Last FY ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(3) (f)
David Simon	2,115,254	0	(-5,295,158)	0	12,307,504
Stephen E. Sterrett	807,627	0	(-3,134,870)	$575,805	5,436,709
Richard S. Sokolov	0	0	0	0	0
Gary L. Lewis	0	0	(-1,628,230)	97,209	2,383,240
James M. Barkley	807,627	0	(-4,349,938)	680,266	7,271,630

(1)
The contributions for David Simon include $500,000 of the amount reported in the Salary column of the Summary Compensation Table for 2008. The contributions for Messrs. Sterrett and Barkley consist of a portion of their restricted stock awards under the 2007 stock incentive program.

(2)
Aggregate earnings include dividends paid on, and appreciation of, shares of our common stock held in the plan.

(3)
Of the amounts in this column, the following amounts are or were previously reported in the Summary Compensation Table: Mr. Simon—$8,703,504, Mr. Sterrett—$1,851,127, Mr. Sokolov—$0, Mr. Lewis—$894,900, and Mr. Barkley—$4,822,182.

        The assets of our deferred compensation plan are held in what is commonly referred to as a "rabbi trust" arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. The plan assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the committee appointed to administer the plan or a change in control affecting us.

        We have not made any contributions to the executive account of our deferred compensation plan since its inception in 1995. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executives from their salary, bonus or restricted stock awards for prior years and earnings on those amounts. The earnings do not represent above-market or preferential rates. The executives may vote and are entitled to receive dividends on their restricted stock awards in the plan.

        Deferral elections are made by eligible executives in June of each year for amounts to be earned or granted in the following year. An executive may defer all or a portion of salary, annual bonus or restricted stock awards.

        The investment options available to an executive under the deferral program vary depending upon the type of compensation being deferred. Deferred compensation consisting of shares of our common stock may be kept in that form. The table below shows the investment options available and their annual rate of return for the calendar year ended December 31, 2008:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
CMA Money Fund	2.800%	BlackRock Bond Fund	-11.520%
Pimco Total Return Fund	4.378%	BlackRock Balanced Capital Fund	-28.267%
Oppenhiemer Quest Balanced Fund	-31.639%	JP Morgan US Equity Fund	-34.903%
Massachusetts Investors Trust Fund	-32.815%	JP Morgan Small Cap Equity Fund	-27.279%
BlackRock Fundamental Growth	-39.194%	BlackRock Basic Value Fund	-36.623%
Alliance Bernstein International		Lord Abbett Mid Cap Value Fund	-39.562%
Growth	-49.393%	BlackRock Global Allocation Fund	-20.564%

ESTIMATED POST-EMPLOYMENT PAYMENTS
UNDER ALTERNATIVE TERMINATION SCENARIOS

        This section discloses the payments we would make to our named executive officers under alternative scenarios in which their employment could terminate. These consist of payments we would make under our current severance policy (which applies to all full-time employees) and Mr. Sokolov's employment agreement and certain continuing benefits under our 1998 plan. There are no other agreements, arrangements or plans that entitle our executive officers to severance, perquisites or other enhanced benefits upon a termination of employment. We do not disclose payments or other benefits under our 401(k) retirement plan and health and welfare plans because all salaried employees are entitled to the same benefits under those plans. The amounts paid upon termination of employment would not include any contributions we have made to the deferred compensation plan for our named executive officers because the amounts in that plan consist entirely of contributions made by the executives and earnings on those contributions.

Severance Policy

        Under our current severance policy (which we may change without notice), we normally pay a severance benefit to a full-time employee (not covered by a collective bargaining agreement) whose employment is involuntarily terminated due to:

  •
  a reduction in force or organizational change following which the employee is not offered another position at substantially the same compensation;

  •
  the sale of assets, merger, reorganization or termination of management contract following which the employee is not offered another position with us or the successor company or manager at substantially the same compensation; or

  •
  contracting or subcontracting with a third party for services previously performed by our employees, but only if the employee applies for a position with the contractor and is not offered a position.

The severance benefit to our named executive officers is equal to one week of pay for each completed year of service, with a maximum of sixteen weeks. We do not pay severance to an employee whose employment is terminated under other circumstances, including termination for cause (which we can determine in our sole discretion).

        In the event that any of our named executive officers, other than Mr. Sokolov, were involuntarily terminated as of December 31, 2008 under the circumstances covered by our current severance policy, they would have been entitled to the following severance benefit: David Simon, $307,692; Mr. Sterrett, $146,154; Mr. Lewis, $153,846; and Mr. Barkley, $153,846. We discuss Mr. Sokolov's severance benefits below in the summary of his employment agreement.

1998 Plan

        Pursuant to the 1998 plan and the terms of the awards granted by the committee as part of our annual stock incentive program, if a participant's employment is terminated for any reason (other than death, permanent disability or, as described below, retirement) the unvested portion of any restricted stock award will terminate. The unvested portion of restricted stock awards fully vest upon the death of a participant and will continue to vest upon the permanent disability of a participant. In the event any of our named executive officers were to have died or become permanently disabled as of December 31, 2008, the value (based on the closing price of $53.13 for our common stock as reported by the NYSE on December 31, 2008) of the unvested portion of their restricted stock awards would have been: David Simon, $2,133,435; Mr. Sterrett, $1,343,020; Mr. Sokolov, $2,016,177; Mr. Lewis, $1,416,074; and Mr. Barkley, $1,359,809.

        If a participant's employment terminates, the vested portion of his option awards will continue to be exercisable for a period of one year in the case of death or disability, three years in the case of retirement at or after age 65, and thirty days if his service is terminated for any other reason other than "cause". In the event service is terminated for cause, all option awards terminate. A participant is deemed to be terminated for "cause" under the 1998 plan if he is discharged (1) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against us or any of our affiliates, (2) for violation of our policies or the policies of any of our affiliates, (3) for serious and willful acts of misconduct detrimental to our or our affiliates' business or reputation or (4) for "cause" or any like term as defined in any written contract with the participant. All outstanding option awards held by our named executive officers were fully vested at December 31, 2008, so death, disability or retirement would not have affected any of those awards.

Employment Agreement with Mr. Sokolov

        We have an employment agreement with Mr. Sokolov which has a term ending January 31, 2010, subject to automatic renewal for two successive one-year periods unless either party provides 90 day advance notice. The agreement provides for an annual base salary of $782,000, subject to annual review and adjustment by the committee. The agreement also provides that he is eligible to receive a cash bonus of not less than 75% and not more than 150% of his base salary as determined by the committee.

        Mr. Sokolov's employment agreement provides severance benefits that are different from our current severance policy. These benefits are only payable if his employment terminates under the circumstances described in this section. If Mr. Sokolov's employment was terminated by us without "cause," or by him for "good reason," we would have to pay him an amount equal to one year's current base salary and his target bonus in twelve monthly installments. In those instances and also in the event of disability, any unvested restricted stock awards that the committee had granted would continue to vest provided that Mr. Sokolov executes a release in favor of the company and complies with the restrictive covenants described in the following paragraph.

        The agreement includes covenants which restrict Mr. Sokolov while he is employed and during any period of time in which restricted stock awards continue to vest from: (1) soliciting any of our employees or inducing them to terminate their employment with us; (2) employing or offering employment to any persons employed by us in a non-administrative capacity during the previous twelve months; or (3) diverting any persons from doing business with us or inducing any persons from doing business with us or inducing anyone to cease being one of our customers or suppliers.

        For purposes of Mr. Sokolov's agreement, "cause" is defined as a substantial and continued failure to perform his duties (following notice and an opportunity to cure) or conviction of a felony. "Good reason" is defined as a material diminution of or material adverse change in his duties, offices or responsibilities (including removal from or failure to secure his election to, the Board of Directors); a material breach of our obligations; a failure to have the agreement assumed by any successor to our business; or a required relocation of his principal base location from Youngstown, Ohio or Indianapolis, Indiana.

        In the event Mr. Sokolov was terminated by us without "cause" or by him for "good reason" on December 31, 2008, he would have been entitled to receive a severance benefit of $1,368,500 under his employment agreement.

DIRECTOR COMPENSATION

        The following table sets forth information regarding the compensation we paid to our non-employee directors for 2008.

2008 DIRECTOR COMPENSATION TABLE

Name (a)(1)	Fees earned or paid in cash ($) (b)	Stock Awards(2) ($) (c)		Total ($) (h)
Birch Bayh(3)	93,000	112,252		205,252
Melvyn E. Bergstein	115,000	112,252		227,252
Linda Walker Bynoe	94,500	99,607		194,107
Karen N. Horn Ph.D.	102,000	112,252		214,252
Reuben S. Leibowitz	104,500	99,977		204,477
Fredrick W. Petri	79,000	27,508	(4)	106,508
J. Albert Smith, Jr.	122,500	130,625		253,125
Pieter S. van den Berg	91,500	99,607		191,107
M. Denise DeBartolo York	60,000	27,508	(4)	87,508

(1)
David Simon, Richard S. Sokolov, Herbert Simon and Melvin Simon, who are also directors, are not included in this table because they receive no additional compensation for their service as directors. The compensation received by David Simon and Mr. Sokolov is shown in the Summary Compensation Table on page 43. We paid Herbert Simon and Melvin Simon total compensation for 2008 as follows: Herbert Simon—$114,064 and Melvin Simon—$118,390.

(2)
Represents the dollar amount recognized for financial statement purposes for restricted stock awards to the directors. The amounts recognized were determined in accordance with FAS 123R. For a discussion of the assumptions made in the determination of cost under FAS 123R, see footnote 2 to the Summary Compensation Table beginning on page 43. The cost of each award included in the aggregate cost is as follows:

Name	2005 Award	2007 Award	2008 Award
Mr. Bayh	$22,230	$30,023	$59,999
Mr. Bergstein	22,230	30,023	59,999
Ms. Walker Bynoe	17,100	27,508	54,999
Dr. Horn	22,230	30,023	59,999
Mr. Leibowitz	17,470	27,508	54,999
Mr. Petri	0	27,508	0
Mr. Smith	25,650	34,976	69,999
Mr. van den Berg	17,100	27,508	54,999
Ms. DeBartolo York	0	27,508	0
(3)
Mr. Bayh has decided to retire from the Board and not stand for reelection.

(4)
Resigned as a director on August 18, 2008.

  The following table sets forth the aggregate number of shares of restricted stock held by each non-employee director as of December 31, 2008. The amounts do not include shares acquired from the reinvestment of dividends which is required under our deferred compensation plan.

Name	Number of Shares of Restricted Stock
Mr. Bayh	6,680
Mr. Bergstein	6,380
Ms. Walker Bynoe	5,548
Dr. Horn	5,080
Mr. Leibowitz	3,548
Mr. Smith	7,742
Mr. van den Berg	2,548

No stock options were granted to non-employee directors during 2008 and there were no stock options previously awarded to non-employee directors that were outstanding as of December 31, 2008.

The aggregate FAS 123R grant date fair value of the restricted stock awards granted in 2008 was as follows:

Name	Grant Date Fair Value ($)
Mr. Bayh	90,000
Mr. Bergstein	90,000
Ms. Walker Bynoe	82,500
Dr. Horn	90,000
Mr. Leibowitz	82,500
Mr. Petri	82,500
Mr. Smith	105,000
Mr. van den Berg	82,500
Ms. DeBartolo York	82,500

Compensation of Non-Employee Directors

        The Board of Directors believes that competitive compensation arrangements are necessary to attract and retain qualified non-employee directors. The key components of our director compensation program are an annual cash retainer, cash fees for meeting attendance, annual restricted stock grants and additional compensation to committee chairs and the Lead Independent Director.

        During 2008, we paid each non-employee director an annual retainer of $70,000. We also paid each non-employee director a fee of $2,000 for attending each Board meeting and $1,500 for attending each committee meeting. The meeting attendance fees are increased by 100% for any non-employee director who travels more than four time zones to attend the meeting.

        Non-employee directors who serve as chairpersons of standing committees (excluding the Executive Committee) receive an additional annual cash fee of $10,000 (in the case of the Audit Committee) or $7,500 (in the case of all other standing committees). The Lead Independent Director also receives an additional annual cash fee of $12,500.

        Under the 1998 Plan, each non-employee director receives on the first day of the first calendar month following his or her initial election as a director, an award of restricted stock with a value of $82,500 (pro-rated for partial years of service). Thereafter, as of the date of each annual meeting of stockholders, non-employee directors who are re-elected receive an award of restricted stock having a value of $82,500. In addition, we make additional awards of restricted stock on the same date to the chairpersons of the standing committees (excluding the Executive Committee) having a value of $10,000 (in the case of the Audit Committee) or $7,500 (in the case of all other standing committees). The Lead Independent Director also receives an annual restricted stock award having a value of $12,500. The number of shares included in any award of restricted stock is determined by dividing the cash value of such award by the 20 trading day average closing price of our common stock ending on the trading day immediately preceding the date of any such award. The restricted stock vests in full after one year.

        Once vested, all restricted stock awards granted to our non-employee directors must be held in the director account of our deferred compensation plan until the director retires, dies or becomes disabled or otherwise no longer serves as a director. The directors may vote and are entitled to receive dividends on the restricted stock awards in the account. Dividends on the restricted stock awards are reinvested in shares of our common stock. There are no assets other than shares of common stock in the director account.

Director Ownership Guidelines

        Each of our directors is required to own not less than 3,000 shares of our common stock or units of Simon Property Group, L.P. within two years after he or she is initially elected to the Board, and not less than 5,000 shares of our common stock within three years from such date. In addition, our directors are required to hold vested restricted stock awards in the director account of our deferred compensation plan until the director retires, dies or becomes disabled, or otherwise no longer serves as a director. Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in our securities will be exempt from this requirement until the restriction is lifted at which time he or she will have the following two and three year periods to comply with the ownership guidelines. Stock options and unvested shares of restricted stock do not count toward these goals. As of December 31, 2008, all of our directors were in compliance with the ownership guidelines.

ANNUAL REPORT

        Our Annual Report for the year ended December 31, 2008, including financial statements audited by E&Y, our independent registered public accounting firm, and E&Y's report thereon, is available to our stockholders on the Internet as described in the Notice of Internet availability of proxy materials. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Shelly J. Doran, Vice President of Investor Relations, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204. Our Form 10-K is also available and may be accessed free of charge through the About Simon/Investor Relations/Other Financial Reports section of our internet website, www.simon.com.

STOCKHOLDER PROPOSALS AT
2010 ANNUAL MEETING

        The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2010 annual meeting of stockholders, or for presentation at such meeting, is December 8, 2009. In the event that the 2010 annual meeting of stockholders is called for a date that is not within 30 days before or after May 7, 2010, in order to be timely, we must receive notice by the stockholder not later than the close of business on the later of 120 calendar days in advance of the 2010 annual meeting of stockholders or ten calendar days following the date on which public announcement of the date of the meeting is first made. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8, as well as the advance notification requirements set forth in our By-Laws. A copy of the advance notification requirements may be obtained from James M. Barkley, General Counsel and Secretary, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and so, we file periodic reports and other information with the Securities and Exchange Commission. These reports and the other information we file with the Securities and Exchange Commission can be read and copied at the public reference room facilities maintained by the Securities and Exchange Commission in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The Securities and Exchange Commission's telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed by us electronically with the Securities and Exchange Commission and are available at the its website, www.sec.gov.

INCORPORATION BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" into proxy statement documents we file with the Securities and Exchange Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the Securities and Exchange Commission as specified below will update and supersede that information. We incorporate by reference Items 7, 7A, 8 and 9 from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Copies of these documents incorporated by reference are delivered to shareholders with this proxy statement. This proxy statement incorporates important business and financial information about us from other documents that are not included in this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement through the Securities and Exchange Commission at its website, www.sec.gov, by written request to Investor Relations, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204, or by telephone at (317) 636-1600. If so requested, we will provide a copy of the incorporated filings by first class mail or equally prompt means within one business day of our receipt of your request.

        To the extent this proxy statement has been or will be specifically incorporated by reference into any filing under the Exchange Act, the sections of this proxy statement entitled "COMPENSATION COMMITTEE REPORT" and "REPORT OF THE AUDIT COMMITTEE" should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

APPENDIX A

CHARTER
SIMON PROPERTY GROUP, INC.
(As proposed to be amended May 8, 2009)(1)

(1)
Deletions are shown as strikeouts and additions are shown as underlined. Assumes that each of Proposals 1(a), 1(b), 1(c) and 1(d) is approved.

        FIRST: The name of the corporation (which is hereinafter called the "Corporation") is:

Simon Property Group, Inc.

        SECOND: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

        (a)    To engage in the business of a real estate investment trust ("REIT") as that phrase is defined in the Internal Revenue Code of 1986, as amended (the "Code").

        (b)   To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        THIRD: The address of its registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

        FOURTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is ~~750,000,000~~850,000,000 shares of capital stock, of which ~~400,000,000~~511,990,000 shares are classified as Common Stock, par value $.0001 per share ("Common Stock"), ~~12,000,000~~10,000 shares are classified as Class B Common Stock, par value $.0001 per share ("Class B Common Stock"), ~~4,000 shares are classified as Class C Common Stock, par value $.0001 per share ("Class C Common Stock"),~~ 100,000,000 shares are classified as Preferred Stock, par value $.0001 per share, ("Preferred Stock"), and ~~237,996,000~~238,000,000 shares are classified as Excess Common Stock, par value $.0001 per share ("Excess Common Stock").

        (b)   The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

          (1)   Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any series of Preferred Stock and any series of Preferred Stock hereafter created, and except as otherwise provided with respect to directors elected by the holders of the Class B Common Stock ~~or of the Class C Common Stock, each~~, voting as a separate class, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock, the Class B Common Stock~~, the Class C Common Stock~~ and the Excess Common Stock, voting together as a single class. Shares of Common Stock shall not have cumulative voting rights.

          (2)   Subject to the provisions of law and any preferences of any series of Preferred Stock and any series of Preferred Stock hereafter created, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable, but only if at the same time, dividends are paid on outstanding shares of Class B Common Stock ~~and Class C Common Stock~~ in accordance with subparagraph~~s~~ (c)(2) ~~and (c-l)(2), respectively,~~ of this Article FOURTH.

          (3)   Subject to the provisions of law and the preferences of any series of Preferred Stock and any series of Preferred Stock hereafter created, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of Class B Common Stock, ~~Class C Common Stock,~~ Excess Common Stock and any other series of Preferred Stock hereafter created not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any series of Preferred Stock and any series of Preferred Stock hereafter created having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

          (4)   Each share of Common Stock is convertible into Excess Common Stock, as provided in Article NINTH hereof.

        (c)    The following is a description ~~(which should be read in conjunction with paragraph (c-1) of this Article FOURTH)~~ of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class B Common Stock of the Corporation:

          (1)   Each share of Class B Common Stock shall have one vote, and, except as otherwise provided in respect of any series of Preferred Stock and any series of Preferred Stock hereafter created and except as otherwise provided in this paragraph (c) ~~and in paragraph (c-1)~~, the exclusive voting power for all purposes shall be vested in the holders of the Class B Common Stock~~, the Class C Common Stock~~ and the Common Stock, voting together as a single class. Shares of Class B Common Stock shall not have cumulative voting rights. The holders of the shares of Class B Common Stock shall have the right, voting as a separate class, to elect four directors of the Corporation and shall vote with the holders of the ~~Class C Common Stock, and the~~ Common Stock (voting together as a single class) to elect the remaining directors ~~(other than the director or directors to be elected by the holders of the Class C Common Stock voting as a separate class)~~; provided that if the Simon Family Group (as defined in Article NINTH) shall sell or transfer a portion of their Common Stock, Class B Common Stock and Units (as defined in Article NINTH) so as to reduce their Aggregate Assumed Equity Interest in the Corporation (as defined in Article NINTH) to less than 50% of the Simon Family Group Initial Aggregate Assumed Equity Interest (as defined in Article NINTH) in the Corporation, from and after the date of such reduction the holders of the shares of Class B Common Stock shall have the right, voting as a separate class, to elect two directors of the Corporation. The right of the holders of Class B Common Stock to elect directors may be exercised by written consent of such holders. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

          (2)   Subject to the provisions of law and the preferences of the Preferred Stock and of any series of Preferred Stock hereafter created, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation's stock, may be paid ratably on the Class B Common Stock at such time and in such amounts as the Board of Directors may deem advisable; provided that cash dividends or other distributions shall be paid on each share of Class B Common Stock at the same time as cash dividends or other distributions are paid on Common Stock ~~or Class C Common Stock~~ and in an amount equal to the amount payable on the number of shares of Common Stock into which each share of Class B Common Stock is then convertible; provided further that non-cash dividends or other non-cash distributions (including the issuance of warrants or rights to acquire securities of the Corporation) shall be distributed on each share of Class B Common Stock at the same time as such non-cash dividends or other non-cash distributions are distributed on Common Stock ~~or Class C Common Stock~~ and in an amount equal to the amount distributable on the number of shares of Common Stock into which each share of Class B Common Stock is then convertible; provided further that any dividends or other distributions payable otherwise on the Class B Common Stock shall be paid in shares of Common

  Stock or securities convertible or exchangeable into Common Stock (or warrants or rights issued to acquire Common Stock or securities convertible or exchangeable into Common Stock).

          (3)   (A) Each share of Class B Common Stock is convertible into Excess Common Stock, as provided in Article NINTH hereof. Each share of Class B Common Stock may be converted at the option of the holder thereof into one share of Common Stock. Immediately and automatically each share of Class B Common Stock shall be converted into one share of Common Stock (i) if the Aggregate Assumed Equity Interest in the Corporation of the Simon Family Group is for any reason reduced to less than 5% of the Aggregate Assumed Equity Interest in the Corporation or (ii) if such share of Class B Common Stock is otherwise sold or otherwise transferred to or is otherwise held by anyone other than a member of the Simon Family Group. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

            (B)   The Corporation may not subdivide its outstanding shares of Common Stock, combine its outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation without making the same adjustment to the Class B Common Stock. The Corporation shall not distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent permitted by subparagraph (c)(2) of this Article FOURTH) or rights or warrants to subscribe for or purchase securities issued by the Corporation or property of the Corporation (excluding those referred to in subparagraph (c)(2) of this Article FOURTH), without making the same distribution to all holders of its Class B Common Stock. No adjustment of the conversion rate shall be made as a result of or in connection with the issuance of Common Stock of the Corporation pursuant to options or stock purchase agreements now or hereafter granted or entered into with officers or employees of the Corporation or its subsidiaries in connection with their employment, whether entered into at the beginning of the employment or at any time thereafter. In case of any capital reorganization of the Corporation, or the consolidation or merger of the Corporation with or into another corporation, or a statutory share exchange, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation ~~then~~, in each ~~such case, each share of Common Stock and each share of Class B Common Stock shall be treated the same~~case in which any cash, stock, debt or other instrument, security or right of any kind or nature (collectively, "consideration") is to be received by the holders of shares of Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Common Stock and the holders of shares of Class B Common Stock shall receive the same consideration on a per share basis; provided, however, that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Common Stock and Class B Common Stock may, so long as they receive the same per share amount of voting securities as contemplated and required by the foregoing, receive different classes of voting securities that differ, with respect to voting and other rights, to the extent and only to the extent that the Common Stock and the Class B Common Stock differ in such respect (or options or warrants to purchase, or securities convertible into or exchangeable for, the same per share amount of voting securities, but in different classes of voting securities that differ, with respect to voting and other rights, to the extent and only to the extent that the Common Stock and the Class B Common Stock differ in such respect), unless the transaction is approved by the affirmative vote of a majority of the holders of ~~Class B Common stock shall be required to approve such a transaction~~the class of common stock adversely affected (with respect to the other) by such transaction.

            (C)   Upon conversion of any shares of Class B Common Stock, no payment or adjustment shall be made on account of dividends accrued, whether or not in arrears, on such shares or on account of dividends declared and payable to holders of Common Stock of record on a date prior to the date of conversion.

            (D)   Except with respect to shares of Class B Common Stock which have been deemed to have been automatically converted into Common Stock pursuant to subparagraph (c)(3)(A) of this Article

    FOURTH, in order to convert shares of Class B Common Stock into Common Stock the holder thereof shall surrender at the office of the Transfer Agent the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he elects to convert such shares and shall state in writing therein the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued. Shares of Class B Common Stock shall be deemed to have been converted on the date of the surrender of such certificate or certificates for shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the date of conversion as aforesaid, the Corporation will issue and deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash for any fraction of a share, as provided in subparagraph (c)(3)(F) of this Article FOURTH, to the person or persons entitled to receive the same. The Corporation will pay any and all federal original issue taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Class B Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation either that such tax has been paid or that no such tax is payable.

            (E)   All shares of Class B Common Stock converted into Common stock shall be retired and cancelled and shall not be reissued.

            (F)    The Corporation shall not issue fractional shares of Common Stock upon any conversion of shares of Class B Common Stock. As to any final fraction of a share which the holder of one or more shares of Class B Common Stock would be entitled to receive upon exercise of such holder's conversion right the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Market Price (as defined in Article NINTH) for the date of exercise.

            (G)   The Corporation shall at all times have authorized and unissued a number of shares of Common Stock sufficient for the conversion of all shares of Class B Common Stock at the time outstanding. If any shares of Common Stock require registration with or approval of any governmental authority under any Federal or State law, before such shares may be validly issued upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval as the case may be. The Corporation warrants that all Common Stock issued upon conversion of shares of Class B Common Stock will upon issue be fully paid and nonassessable by the Corporation and free from original issue taxes.

          (4)   Subject to the provisions of law and the preferences of the Preferred Stock and of any series of Preferred Stock hereafter created, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class B Common Stock shall be entitled, together with the holders of ~~Class C Common Stock,~~ Common Stock, Excess Common Stock and any other series of Preferred Stock hereafter created not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of the Preferred Stock and of any series of Preferred Stock hereafter created having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

        ~~(c-1) The following is a description (which should be read in conjunction with paragraph (c) of this Article FOURTH) of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class C Common Stock of the Corporation:~~

          ~~(1)   Each share of Class C Common Stock shall have one vote, and, except as otherwise provided in respect of any series of Preferred Stock and any series of Preferred Stock hereafter created and except as otherwise provided in this paragraph (c-1) and in paragraph (c), the exclusive-voting power for all purposes shall be vested in the holders of the Class C Common Stock, the Class B Common Stock and the Common stock, voting together as a single class. Shares of Class C Common Stock shall not have cumulative voting rights. Subject to paragraph (b) of Article FIFTH, the holders of the shares of Class C Common Stock shall have the right, voting as a separate class, to elect two directors of the Corporation and shall vote with the holders of the Class B Common Stock, and the Common Stock (voting together as a single class) to elect the remaining directors (other than the directors to be elected by the holders of the Class B Common Stock voting as a separate class); provided that if the DeBartolo Family Group (as defined in Article NINTH) shall sell or transfer a portion of their Common Stock, Class C Common Stock and Units (as defined in Article NINTH) so as to reduce their Aggregate Assumed Equity Interest in the Corporation (as defined in Article NINTH) to less than 50% of the DeBartolo Family Group Initial Aggregate Assumed Equity Interest (as defined in Article NINTH) in the Corporation, from and after the date of such reduction the holders of the shares of Class C Common Stock shall have the right, voting as a separate class, to elect one director of the Corporation. The right of holders of Class C Common Stock to elect directors may be exercised by written consent of such holders. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.~~

          ~~(2)   Subject to the provisions of law and the preferences of the Preferred Stock and of any series of Preferred Stock hereafter created, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation's stock, may be paid ratably on the Class C Common Stock at such time and in such amounts as the Board of Directors may deem advisable; provided that cash dividends or other distributions shall be paid on each share of Class C Common Stock at the same time as cash dividends or other distributions are paid on Common Stock or Class B Common Stock and in an amount equal to the amount payable on the number of shares of Common Stock into which each share of Class C Common Stock is then convertible; provided further that non-cash dividends or other non-cash distributions (including the issuance of warrants or rights to acquire securities of the Corporation) shall be distributed on each share of Class C Common Stock at the same time as such non-cash dividends or other non-cash distributions are distributed on Common Stock or Class B Common Stock and in an amount equal to the amount distributable on the number of shares of Common Stock into which each share of Class C Common Stock is then convertible; provided further that any dividends or other distributions payable otherwise on the Class C Common Stock shall be paid in shares of Common Stock or securities convertible or exchangeable into Common Stock (or warrants or rights issued to acquire Common Stock or securities convertible or exchangeable into Common Stock).~~

          ~~(3)   (A) Each share of Class C Common Stock is convertible into Excess Common Stock, as provided in Article NINTH hereof. Each share of Class C Common Stock may be converted at the option of the holder thereof into one share of Common Stock. Immediately and automatically each share of Class C Common Stock shall be converted into one share of Common Stock (i) if the Aggregate Assumed Equity Interest in the Corporation of the DeBartolo Family Group is for any reason reduced to less than 5% of the Aggregate Assumed Equity Interest in the Corporation or (ii) if such share of Class C Common Stock is otherwise sold or otherwise transferred to or is otherwise held by anyone other than a member of the DeBartolo Family Group. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.~~

            ~~(B)   The Corporation may not subdivide its outstanding shares of Common Stock, combine its outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation without making the same adjustment to the Class C Common Stock. The Corporation shall not distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent permitted by subparagraph (c-1)(2) of this Article FOURTH) or rights or warrants to subscribe for or~~

~~purchase securities issued by the Corporation or property of the Corporation (excluding those referred to subparagraph (c-1)(2) of this Article FOURTH), without making the same distribution to all holders of its Class C Common Stock. No adjustment of the conversion rate shall be made as a result of or in connection with the issuance of Common Stock of the Corporation pursuant to options or stock purchase agreements now or hereafter granted or entered into with officers or employees of the Corporation or its subsidiaries in connection with their employment, whether entered into at the beginning of the employment or at any time thereafter. In case of any capital reorganization of the Corporation, or the consolidation or merger of the Corporation with or into another corporation, or a statutory share exchange, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation then, in each such case, each share of Common Stock and each share of Class C Common Stock shall be treated the same unless the transaction is approved by the affirmative vote of the holders of a majority of Class C Common Stock shall be required to approve such a transaction.~~

            ~~(C)   Upon conversion of any shares of Class C Common Stock, no payment or adjustment shall be made on account of dividends accrued, whether or not in arrears, on such shares or on account of dividends declared and payable to holders of Common Stock of record on a date prior to the date of conversion.~~

            ~~(D)   Except with respect to shares of Class C Common Stock which have been deemed to have been automatically converted into Common Stock pursuant to subparagraph (c-1)(3)(A) of this Article FOURTH, in order to convert shares of Class C Common Stock into Common Stock the holder thereof shall surrender at the office of the Transfer Agent the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he elects to convert such shares and shall state in writing therein the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued. Shares of Class C Common Stock shall be deemed to have been converted on the date of the surrender of such certificate or certificates for shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the date of conversion as aforesaid, the Corporation will issue and deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash for any fraction of a share, as provided in subparagraph (c-l)(3)(F) of this Article FOURTH, to the person or persons entitled to receive the same. The Corporation will pay any and all federal original issue taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Class C Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Class C Common Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation either that such tax has been paid or that no such tax is payable.~~

            ~~(E)   All shares of Class C Common Stock converted into Common Stock shall be retired and cancelled and shall not be reissued.~~

            ~~(F)    The Corporation shall not issue fractional shares of Common Stock upon any conversion of shares of Class C Common Stock. As to any final fraction of a share which the holder of one or more shares of Class C Common Stock would be entitled to receive upon exercise of such holder's conversion right the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Market Price (as defined in Article NINTH) for the date of exercise.~~

            ~~(G)   The Corporation shall at all times have authorized and unissued a number of shares of Common Stock sufficient for the conversion of all shares of Class C Common Stock at the time outstanding. If any shares of Common Stock require registration with or approval of any~~

    ~~governmental authority under any Federal or State law, before such shares may be validly issued upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval as the case may be. The Corporation warrants that all Common Stock issued upon conversion of shares of Class C Common Stock will upon issue be fully paid and nonassessable by the Corporation and free from original issue taxes.~~

          ~~(4)   Subject to the provisions of law and the preferences of the Preferred Stock and of any series of Preferred Stock hereafter created, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class C Common Stock shall be entitled, together with the holders of Class B Common Stock, Common Stock, Excess Common Stock and any other series of Preferred Stock hereafter created not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of the Preferred Stock and any series of Preferred Stock hereafter created having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.~~

        (c-1) [Reserved]

        (c-2) Subject in all cases to the provisions of Article NINTH with respect to Excess Stock (as defined in this paragraph), the Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware; provided, however, no shares of any series of Preferred Stock may be authorized or issued unless (i) the certificates of designations relating to such series contains restrictions on ownership and transfer and conversion provisions applicable to such series comparable to those set forth in this Article NINTH, and (ii) a corresponding series of Preferred Stock ("Excess Preferred Stock" and together with Excess Common Stock, unless the context otherwise requires, "Excess Stock"), to be issued in accordance with any such conversion provisions upon a violation of such restrictions on ownership and transfer, is simultaneously authorized by filing of a certificate of designations. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of series then outstanding) the shares of any series subsequent to the issuance of shares of that series. The ~~6.50~~6.00% Series ~~A~~I Convertible Perpetual Preferred Stock, the ~~6.50~~8.375% Series ~~B Convertible~~J Cumulative Redeemable Preferred Stock, the ~~6.50% Series A~~6.00% Series I Excess Preferred Stock and the ~~6.50~~8.375% Series ~~B~~J Excess Preferred Stock shall have the designation, powers, preferences and right and the qualifications, limitations and restrictions as set forth in Exhibits A, B, C and D hereto, respectively.

        FIFTH: (a) The powers and duties conferred and imposed upon the board of directors by the General Corporation Law of the State of Delaware shall be exercised and performed, in accordance with Section 141 thereof governing the action of directors, by a board (the "Board of Directors"); provided, however that pursuant to Section 141(a) of the General Corporation Law of the State of Delaware: (i) certain of such powers and duties of the Board of Directors set forth herein shall be exercised and performed only by the Independent Directors (as defined in Article NINTH hereof), and (ii) certain of ~~the directors shall serve until the annual meeting of the stockholders next to his or her name in Article FIFTH(e) and (iii) certain of~~ such powers and duties of the Board of Directors as described herein may be exercised and performed by one or more committees consisting of one or more members of the Board of Directors and one or more other persons to the extent such powers and duties are delegated thereto by the Board of Directors. The number of directors of the Corporation shall never be more than fifteen (15) nor less than the minimum number permitted by the

General Corporation Law of the State of Delaware now or hereafter in force and~~:~~ , subject to such limitations, shall be fixed from time to time in the By-Laws or by resolution of the Board of Directors.

          ~~(1)   so long as any shares of both Class B Common Stock and Class C Common Stock are outstanding, the number of directors of the Corporation shall be thirteen;~~

          ~~(2)   so long as any shares of Class B Common Stock (but no Class C Common Stock) are outstanding, the number of directors of the Corporation shall be nine;~~

          ~~(3)   so long as any shares of Class C Common Stock (but no Class B Common Stock) are outstanding, the number of directors of the Corporation shall be nine; and~~

          ~~(4)   so long as no shares of Class B Common Stock or Class C Common Stock are outstanding, the number of directors of the Corporation shall be fixed by the Board of Directors from time to time.~~

At least a majority of the directors shall be Independent Directors (as defined in Article NINTH).

        (b)   Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the stockholders or a majority of the entire Board of Directors, and any vacancies on the Board of Directors resulting from death, disability ("disability," which for purposes of this paragraph (b) shall mean illness, physical or mental disability or other incapacity), resignation, retirement, disqualification, removal from office, or other cause shall be filled by a vote of the stockholders or a majority of the directors then in office; provided that

          (1)   any vacancies on the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office, or other cause of a director elected by the holders of Class B Common Stock shall be filled by a vote of the holders of Class B Common Stock; and

          ~~(2)   any vacancies on the Board of Directors with respect to a director elected by the holders of Class C Common Stock shall be filled as follows:~~

            ~~(A)   any vacancy resulting from the death, disability, resignation, retirement, disqualification, removal from office or other cause of Mr. Frederick W. Petri (and any person duly nominated and elected to serve as his replacement) shall be filled by the holders of Class C Common Stock, voting as a separate class, to elect as a replacement director a candidate who is an Independent Director, who has similar experience and standing in the business community to the Independent Directors and who has been approved by a majority of the Independent Directors elected by the holders of Common Stock and other capital stock entitled to vote with the Common Stock as a single class. If such Independent Directors do not approve such candidate, the holders of Class C Common Stock may propose another candidate for approval by a majority of such Independent Directors. The right of holders of Class C Common Stock to propose candidates to the Independent Directors shall continue until one such candidate is approved by a majority of such Independent Directors;~~

            ~~(B)   at any time prior to December 31, 2003, any vacancy in the seat on the Board of Directors occupied by Ms. Marie Denise DeBartolo York on September 24, 1998 other than one resulting from her death or disability shall reduce by such vacancy an equivalent number of the directors that holders of Class C Common Stock may, voting as a separate class, elect, and such vacancy shall be filled by a majority of the entire Board of Directors; and~~

            ~~(C)   any vacancy in the seat on the Board of Directors occupied by Ms. Marie Denise DeBartolo York on September 24, 1998 resulting from the death or disability of Ms. Marie Denise DeBartolo York, or (ii) at any time on or subsequent to December 31, 2003, shall be filled by holders of Class C Common Stock, voting as a separate class, to elect as a replacement director a candidate who is either (i) the Chief Executive Officer of the Edward J. DeBartolo Corporation (or any successor to such corporation), (ii) the Chief Financial Officer of the Edward J. DeBartolo Corporation (or any successor to such corporation) provided that such person was the Chief Financial Officer of the Edward J. DeBartolo Corporation on September 24, 1998 or (iii) an Independent Director, who has~~

    ~~similar experience and standing in the business community to the Independent Directors and who has been approved by a majority of the Independent Directors elected by the holders of Common Stock and other capital stock entitled to vote with the Common Stock as a single class. If such Independent Directors do not approve such candidate, the holders of Class C Common Stock may propose another candidate for approval by a majority of such Independent Directors. The right of holders of Class C Common Stock to propose candidates to the Independent Directors shall continue until one such candidate is approved by a majority of such Independent Directors.~~

          (2)   ~~(3)~~A special meeting of holders of the Class B Common Stock ~~or Class C Common Stock~~ shall be called by the President in the event a vacancy occurs on the Board of Directors from any cause among the directors entitled to be elected by the holders of the Class B Common Stock ~~or Class C Common Stock, as the case may be~~, and a special meeting of holders of the Common Stock~~, the Class C Common Stock~~ and the Class B Common Stock shall be called by the President in the event a vacancy occurs on the Board of Directors from any cause among the directors elected by the holders of the Common Stock~~, the Class C Common Stock~~ and the Class B Common Stock (voting together as a single class) and is not filled by the directors within 30 days after the vacancy occurs. The holders of Class B Common Stock ~~and Class C Common Stock~~ may exercise their rights to elect directors by written consent without a meeting.

        ~~No~~Notwithstanding the foregoing, any decrease in the number of directors constituting the Board of Directors shall not affect the tenure of office of any director.

        (c)    Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided in paragraph (a) of this Article FIFTH or in the By-Laws; provided that if any shares of Class B Common Stock ~~or Class C Common Stock~~ are outstanding, the election of one or more directors by such holders of Preferred Stock will eliminate the corresponding number of directors to be elected by the combined holders of the Common Stock~~,~~ and the Class B ~~Common Stock, and the Class C~~ Common Stock, voting together as a single class, and will neither increase the size of the Board of Directors nor eliminate the seat or seats of directors elected by the holders of the Class B Common Stock ~~or of the Class C Common Stock, each~~, voting as a separate class. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

        (d)   Subject to Section 141(k) of the General Corporation Law of the State of Delaware, directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

          ~~(E)   Pursuant to Section 141(a) of the General Corporation Law of, the State of Delaware, the following are the names of the current directors of the Corporation, who will serve (or whose replacement will serve) until the next following annual meeting of stockholders.~~

~~Name of~~
~~Current Director~~
~~Robert E. Angelica~~
~~Birch Bayh~~
~~Hans C. Mautner~~
~~G. William Miller~~
~~J. Albert Smith, Jr.~~
~~Philip J. Ward~~
~~Pieter S. van den Berg~~
~~David Simon~~
~~Herbert Simon~~

~~Melvin Simon~~
~~Richard S. Solokov~~
~~Frederick W. Petri~~
~~M. Denise DeBartolo York~~

~~Stock Classes~~
~~Entitled to Elect~~
~~Equity Stock~~
~~Equity Stock~~
~~Equity Stock~~
~~Equity Stock~~
~~Equity Stock~~
~~Equity Stock~~
~~Equity Stock~~
~~Class B Common Stock~~
~~Class B Common Stock~~
~~Class B Common Stock~~
~~Class B Common Stock~~
~~Class C Common Stock~~
~~Class C Common Stock~~

        (e)    ~~(F)~~ Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, any action by the Corporation relating to ~~(1) transactions between the Corporation and M.S. Management Associates, Inc., Simon MOA Management Company, Inc., DeBartolo Properties Management, Inc. and/or M.S. Management Associates (Indiana), Inc. or (2)~~ transactions involving the Corporation, individually or in its capacity as general partner (whether directly or indirectly through another entity) of Simon Property Group, L.P., in which the Simon Family Group or ~~the DeBartolo Family Group or~~ any member or affiliate of any member of the Simon Family Group ~~or DeBartolo Family Group~~ has an interest (other than through ownership interests in the Corporation or Simon Property Group, L.P.), shall, in addition to such other vote that may be required, require the prior approval of a majority of the Independent Directors.

        (f)    ~~(G)~~ Elections of directors need not be by written ballot.

        (g)   ~~(H)~~ Pursuant to Section 141(a) of the Delaware General Corporation Law, the Board of Directors may appoint an Executive Committee, a Compensation Committee, an Audit Committee, a Nominating and Governance Committee and other committees composed of one or more directors or one or more other persons delegated such powers and duties by the Board of Directors. Each committee except the ~~Executive~~Compensation Committee, the Audit Committee and the Nominating and Governance Committee shall have as a member at least one director elected by the Class B Common Stock ~~and at least one director elected by the Class C Common Stock~~. The entire Audit Committee ~~and a majority of the~~, Compensation Committee and Nominating and Governance Committee shall be Independent Directors. ~~The Nominating Committee shall have five members, with two being independent Directors, two elected by the Class B Common Stock, and one elected by the Class C Common Stock, and, except as otherwise provided in paragraph (b) of Article FIFTH of the Charter, only those members of the Nominating Committee elected by the Class B Common Stock or the Class C Common Stock shall nominate the persons to be elected to serve as directors by the holders of Class B Common Stock or Class C Common Stock, respectively.~~

        SIXTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

          (1)   The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

          (2)   No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

          (3)   The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

          (4)   (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            (b)   Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SIXTH paragraph (a)(4).

            (c)    The indemnification and other rights set forth in this paragraph (a)(4) shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

            (d)   Neither the amendment nor repeal of this paragraph (a)(4), subparagraph (a), (b) or (c), nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with paragraph (a)(4), subparagraph (a), (b) or (c) , shall eliminate or reduce the effect of this paragraph (a)(4), subparagraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph (a)(5), subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

            (e)    No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability

              (i)    for any breach of the director's duty of loyalty to the Corporation or its stockholders;

              (ii)    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

              (iii)   under Section 174 of the General Corporation Law of the State of Delaware; or

              (iv)   for any transaction from which the director derived an improper personal benefit.

            If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. All references in this paragraph (e) shall also be deemed to refer to the Independent Directors and members of committees of the Board of Directors.

          (5)   For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by the General Corporation Law of the State of Delaware.

        (b)   Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, the Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by reclassification or otherwise, by a majority of the directors (including a majority of the Independent Directors~~,~~ and a majority of the directors elected by the holders of the Class B Common Stock ~~and one director elected by the holders of the Class C Common Stock~~, if such Class B Common Stock ~~and Class C Common Stock have~~has at that time elected directors) adopting a resolution setting forth the proposed change, declaring its advisability, and either calling a special meeting of the stockholders certified to vote on the proposed change, or directing the proposed change to be considered at the next annual stockholders meeting; provided however, that any amendment to, repeal of or adoption of any provision inconsistent with ~~subparagraphs (a)(4)(e) or (a)(5) or this paragraph (b) of Article SIXTH will be effective only if it is adopted upon the affirmative vote of not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class) and any amendment to, repeal of, or adoption of any provision inconsistent with paragraphs (c) or (c-1~~paragraph (c) of Article FOURTH ~~or Article FIFTH~~ will be effective only if it is adopted upon ~~both~~ (1) the affirmative vote of ~~not~~not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class) and (2) approved by the affirmative vote of not less than a majority of the aggregate votes entitled to be cast by the holders of the Class B Common Stock ~~(in the case of paragraph (c) of Article FOURTH or Article FIFTH) or by the holders of the Class C Common Stock (in the case of paragraph (c-1) of Article FOURTH or Article FIFTH)~~, if such Class B Common Stock is outstanding at that time.

        (c)    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

        (d)   Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, the affirmative vote of least ~~six~~ three-fourths (3/4) of the Independent Directors is necessary to cause any partnership in which the Corporation acts, directly or indirectly, as a general partner to sell any property owned by such partnership in accordance with the terms of the partnership agreement of such partnership.

        (e)    The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Corporation Law of the State of Delaware now or hereafter in force.

        SEVENTH: ~~In the case of shares of Common Stock, Class B Common Stock, Class C Common Stock, Preferred Stock and Excess Stock, the holders of which are entitled to beneficial interests in shares of stock of SPG Realty Consultants, Inc., a Delaware corporation ("SRC"), held in the trusts created under (i) Trust Agreements dated as of October 30, 1979 and as of August 26, 1994, among stockholders of the Corporation (as successor to Corporate Property Investors, a Massachusetts voluntary association), SRC (as successor to Corporate Realty Consultants, Inc., a Delaware corporation) and the Trustee thereunder, or (ii) any similar trust, such shares of the Corporation and such beneficial interests in shares of SRC will not be separately transferable. By acceptance of such shares of Common Stock, Class B Common Stock, Class C Common Stock, Preferred Stock and Excess Stock, the holder thereof agrees to thereafter be subject to, bound by and entitled to the benefits of all the terms and provisions of the applicable Trust Agreement or any similar trust. Each certificate evidencing any such shares of the Corporation will be endorsed with a legend stating that the holder of the shares represented thereby also holds a beneficial interest in shares of stock of SRC held in said trust under said Trust Agreement. Any purported transfer in violation of this paragraph shall be null and void.~~[Reserved]

        EIGHTH: Except as otherwise set forth in this Charter, any action required or permitted to be taken by stockholders of the Corporation must be taken at a duly called annual or special meeting of such stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

        NINTH: (a) (1) The following terms shall have the following ~~meaning~~meanings:

          "Aggregate Assumed Equity Interest in the Corporation" shall mean the aggregate equity interest in the Corporation represented by the Common Stock, the Class B Common Stock~~, the Class C Common Stock~~ and the Units on the assumption that all shares of Class B Common Stock and ~~Class C Common Stock and~~ all such Units are exchanged for Common Stock.

          "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and any comparable successor provisions thereto. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

          "Beneficiary" shall mean any Qualified Charitable Organization which, from time to time, is designated by the Corporation to be a beneficiary of the Trust.

          "Board of Directors" shall mean the Board of Directors of the Corporation as defined in Article FIFTH.

          "By-Laws" shall mean the By-Laws of the Corporation.

          "Capital Stock" shall mean stock that is Common Stock, Class B Common Stock, ~~Class C Common Stock,~~ Excess Stock or Preferred Stock.

          "Charter" shall mean the Restated Certificate of Incorporation of the Corporation, as the same may be amended from time to time.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Constructive Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, and any comparable successor provisions thereto, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

          ~~"DeBartolo Family Group" shall mean the Estate of Edward J. DeBartolo, Sr., Edward J. DeBartolo, Jr. and Marie Denise DeBartolo York, other members of the immediate family of any of the foregoing, any other lineal descendants of any of the foregoing, any estates of any of the foregoing, any trusts established for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing.~~

          ~~"DeBartolo Family Group Initial Aggregate Assumed Equity Interest in the Corporation" shall mean the portion of the Aggregate Assumed Equity Interest in the Corporation owned by the DeBartolo Family Group immediately following the closing of the DeBartolo Merger.~~

          ~~"DeBartolo Merger" shall mean the merger, pursuant to the Agreement and Plan of Merger dated March 26, 1996, among Simon DeBartolo Group, Inc., Day Acquisition Corp., an Ohio corporation and a wholly owned subsidiary of Simon DeBartolo Group, Inc. ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation ("DeBartolo"), pursuant to which merger Sub was merged with and into DeBartolo.~~

          "Exchange Rights" shall mean any rights granted to limited partners of Simon Property Group, L.P., a Delaware limited partnership (including pursuant to an Exchange Rights Agreement) to exchange (subject to the Ownership Limit) limited partnership interests in such Partnership for shares of Capital Stock or cash at the option of the Corporation.

          "Independent Director" shall mean a director of the Corporation who is neither an employee of the Corporation nor a member (or an affiliate of a member) of the Simon Family Group ~~or the DeBartolo Family Group~~.

          "Market Price" of any class of Capital Stock on any date shall mean the average Closing Price (as defined below) of such security for the twenty consecutive Trading Days (as defined below) ending on the Trading Day immediately preceding the day in question; the "Closing Price" shall mean the last sale price for a such security as shown on the New York Stock Exchange Composite Transactions Tape, or if no such sale has taken place on such day, then the average of the closing bid and ask prices for such security on the New York Stock Exchange, or if such security is not listed or admitted to trading on the New York Stock Exchange, then on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, then on the Nasdaq National Market, or, if such security is not quoted on the Nasdaq National Market, then the average of the closing bid and ask prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for such purposes; and "Trading Day" shall mean a day on which the New York Stock Exchange or, if such security is not listed or admitted to trading thereon, the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not so listed or admitted, then any day that is not a Saturday, Sunday or other day on which depositary institutions in the City of New York are authorized or obligated by law to close.

          "Option" shall mean any options, rights, warrants or convertible or exchangeable securities containing the right to subscribe for, purchase or receive upon exchange or conversion shares of Capital Stock.

          "Ownership Limit" shall mean (x) in the case of any member of the Simon Family Group, 18.0%, and (y) in the case of any other Person, 8.0%., in each case, of any class of Capital Stock, or any combination thereof, determined by (i) number of shares outstanding, (ii) voting power, or (iii) value (as determined by the Board of Directors), whichever produces the smallest holding of Capital Stock under the three methods computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under outstanding Options and Exchange Rights that have not been exercised.

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as the term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Purported Beneficial Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the Person for whom the Purported Record Holder held shares that were, pursuant to subparagraph (a)(3) of this article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Common Stock or Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

          "Purported Record Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the record holder of the shares that were, pursuant to subparagraph (a)(3) of this Article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

          "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Common Stock or the Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

          "Qualified Charitable Organization" shall mean (i) any entity which would be exempt from federal income under Section 501(c)(3) of the Code and to which contributions are deductible under Section 170 of the Code or (ii) any federal, state or local government entity.

          "REIT" shall mean a real estate investment trust under Section 856 of the Code.

          "Restriction Termination Date" shall mean the first day after ~~the effective date of the DeBartolo Merger on which the~~ Corporation's status as a REIT shall have been terminated by the Board of Directors and the stockholders of the Corporation.

          "Simon Family Group" shall mean Melvin Simon, Herbert Simon and David Simon, other members of the immediate family of any of the foregoing, any other lineal descendants of any of the foregoing, any estates of any of the foregoing, any trust established for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing.

          "Simon Family Group Initial Aggregate Assumed Equity Interest in the Corporation" shall mean the portion of the Aggregate Assumed Equity Interest in the Corporation owned by the Simon Family Group ~~immediately following the closing of the DeBartolo Merger.~~on August 9, 1996.

          "Trading Day" shall mean, with respect to any class of Capital Stock, a day on which the principal national securities exchange on which such class of Capital Stock is listed or admitted to trading is open for the transaction of business or, if such class of Capital Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option (including an option to acquire an Option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

          "Trust" shall mean the trust created pursuant to subparagraph (b)(1) of this Article NINTH.

          "Trustee" shall mean any trustee for the Trust (or any successor trustee) appointed from time to time by the Corporation; provided, however, during any period in which Excess Stock is issued and outstanding the Corporation shall undertake to appoint trustees of the Trust which trustees are unaffiliated with the Corporation.

          "Undesignated Excess Stock" shall have the meaning set forth in subparagraph (b)(3) of this Article NINTH.

          "Units" shall mean units representing limited partnership interests in Simon Property Group, L.P.

          (2)   (A) Except as provided in subparagraph (a)(9) of this Article NINTH, ~~from the effective date of the DeBartolo Merger and~~ prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of the outstanding Capital Stock in excess of the Ownership Limit.

            (B)   Except as provided in subparagraph (a) (9) of this Article NINTH, ~~from the effective date of the DeBartolo Merger and~~ prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Capital Stock which would be otherwise Beneficially or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

            (C)   Except as provided in subparagraph (a)(9) of this Article NINTH, ~~from the effective date of the DeBartolo Merger and~~ prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Capital Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

            (D)   Except as provided in subparagraph (a)(9) of this Article NINTH, ~~from the effective date of the DeBartolo Merger and~~ prior to the Restriction Termination Date, any Transfer of shares or other event or transaction involving Capital Stock that, if effective, would result in the Corporation being "closely held' within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares or other event or transaction of Capital Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

          (3)   (A) If, notwithstanding the other provisions contained in this Article NINTH, at any time ~~after the effective date of the DeBartolo Merger and~~ prior to the Restriction Termination Date, there is a purported Transfer or other event such that any Person would Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit, then, except as otherwise provided in subparagraph (a)(9), each such share of Common Stock or Preferred Stock which, when taken together with all other Capital Stock, would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) below and such shares of Excess Stock shall be automatically transferred to the Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

            (B)   If, notwithstanding the other provisions contained in this Article NINTH, at any time ~~after the effective date of the DeBartolo Merger and~~ prior to the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then each share of Common Stock or Preferred Stock being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all other Capital Stock, the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) of this Article NINTH, and such shares of Excess Stock shall be automatically transferred to Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

            (C)   Upon conversion of Common Stock or Preferred Stock into Excess Stock pursuant to this subparagraph (a)(3) of this Article NINTH, Common Stock shall be converted into Excess Common Stock and Preferred Stock shall be converted into Excess Preferred Stock.

          (4)   If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (a)(2) of this Article NINTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, the Board of Directors or its designees may take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial ownership or Constructive Ownership) in violation of subparagraphs (a)(2)(A), (B), (C) and (D) of this Article NINTH shall be void ab initio and any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership or Constructive ownership) in violation of subparagraphs (a)(2)(A), (B), and (D) shall automatically result in the conversion described in subparagraph (a)(3), irrespective of any action (or non-action) by the Board of Directors or its designees.

          (5)   Any Person who acquires or attempts to acquire shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, or any Person who is a transferee such that Excess Stock results under subparagraph (a)(3) of this Article NINTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT.

          (6)   ~~From the effective date of the DeBartolo Merger and prior~~Prior to the Restriction Termination Date:

            (A)   Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Capital Stock of the Corporation shall, before January 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the general ownership structure of such Beneficial Owner or Constructive Owner, the number of shares of each class of Capital Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held.

            (B)   Each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide on demand to the Corporation such information as the Corporation may request from time to time in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

          (7)   Subject to subparagraph (a)(12) of this Article NINTH, nothing contained in this Article NINTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as REIT and to ensure compliance with the Ownership Limit.

          (8)   In the case of an ambiguity in the application of any of the provisions of subparagraph (a) of this Article NINTH, including any definition contained in subparagraph (a)(1), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph (a) with respect to any situation based on the facts known to it.

          (9)   The Board of Directors upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel in each case to the effect that the restrictions contained in subparagraphs (a)(2)(A), (B), (C) and (D) of this Article NINTH will not be violated, may exempt a Person from the Ownership Limit:

            (A)   (i) if such Person is not an individual for purposes of Section 542(a)(2) of the Code, or (ii) if such Person is an underwriter which participates in a public offering of Common Stock or Preferred Stock for a period of 90 days following the purchase by such underwriter of the Common Stock or Preferred Stock, or (iii) in such other circumstances which the Board of Directors determines are appropriately excepted from the Ownership Limit, and

            (B)   the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership and Constructive Ownership of Capital Stock will violate the Ownership Limit and agrees that any violation or attempted violation will result in such Common Stock or Preferred Stock being converted into shares of Excess Stock in accordance with subparagraph (a)(3) of this Article NINTH.

          (10) ~~From September 24, 1998 and until~~Until the Restriction Termination Date, each certificate for the respective class of Capital Stock shall bear the following legend:

      The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Transfers in contravention of such restrictions shall be void ab initio. Except as otherwise determined by the Board of Directors of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 8.0% (other than members of the Simon Family Group, whose relevant percentage is 18.0%) of the value of any class of outstanding Capital Stock of the Corporation, or any combination thereof, determined as provided in the Corporation's Restated Certificate of Incorporation, as the same may be amended from time to time (the "Charter"), and computed with regard to all outstanding Shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under existing Options and Exchange Rights that have not been exercised; or (2) Beneficially Own Capital Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code. Unless so excepted, any acquisition of Capital Stock and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the shares of Capital Stock represented hereby will be automatically converted into shares of Excess Stock and will be transferred to the Trustee to be held in trust for the benefit of one or more Qualified Charitable Organizations, whereupon such Person shall forfeit all rights and interests in such Excess Stock. In addition, certain Beneficial Owners or Constructive Owners must give written notice as to certain information on demand and on an annual basis. All capitalized terms in this legend have the meanings defined in the Charter. The Corporation will mail without charge to any requesting stockholder a copy of the Charter, including the express terms of each class and series of the authorized capital stock of the Corporation, within five days after receipt of a written request therefor.

          (11) If any provision of this Article NINTH or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

          (12) Nothing in this Article NINTH shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

            (A)   (1) Upon any purported Transfer or other event that results in Excess Stock pursuant to subparagraph (a)(3) of this Article NINTH, such Excess Stock shall be deemed to have been transferred to the Trustee as trustee of the Trust for the exclusive benefit of one or more Qualifying Charitable Organizations as are designated from time to time by the Board of Directors with respect to such Excess Stock. Shares of Excess Stock held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee or Purported Record Holder and the Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Stock, except such rights to certain proceeds upon Transfer of shares of Excess Stock or upon any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation as are expressly set forth herein.

            (2)   Excess Common Stock shall be entitled to dividends in an amount equal to any dividends which are declared and paid with respect to shares of Common Stock from which such shares of Excess Common Stock were converted. Excess Preferred Stock shall be entitled to dividends in an amount equal to any dividends which are declared and paid with respect to shares of Preferred Stock from which such shares of Excess Preferred Stock were converted. Any dividend or distribution paid prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Common Stock or Excess Preferred Stock, as the case may be, shall be repaid to the Corporation upon demand for delivery to the Trustee. The recipient of such dividend shall be personally liable to the Trust for such dividend. Any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Common Stock or Preferred Stock and shall automatically be deemed to have been declared and paid with respect to the shares of Excess Common Stock or Excess Preferred Stock, as the case may be, into which such shares of Common Stock or Preferred Stock shall have been converted.

            (3)   In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, (i) subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors and the preferential rights of the Excess Preferred Stock, if any, each holder of shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock that portion of the assets of the Corporation available for distribution to the holders of Common Stock or Excess Common Stock as the number of shares of the Excess Common Stock held by such holder bears to the total number of shares of Common Stock and the number of shares of Excess Common Stock then outstanding and (ii) each holder of shares of Excess Preferred Stock. shall be entitled to receive that portion of the assets of the Corporation which a holder of the shares of Preferred Stock that were converted into such shares of Excess Preferred Stock would have been entitled to receive had such shares of Preferred Stock remained outstanding. Notwithstanding the foregoing, distributions shall not be made to holders of Excess Stock except in accordance with the following sentence. The Corporation shall distribute to the Trustee, as holder of the Excess Stock in trust, on behalf of the Beneficiaries any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation. Following any such distribution, the Trustee shall distribute such proceeds between the Purported Record Transferee or Purported Record Holder, as appropriate, and the Qualified Charitable organizations which are Beneficiaries in accordance with procedure for distribution of proceeds upon Transfer of Excess Stock set forth in subparagraph (b)(5) of this Article NINTH; provided, however, that with respect to any Excess Stock as to which no Beneficiary shall have been determined within 10 days following the date upon which the Corporation is prepared to distribute assets ("Undesignated Excess Stock"), any assets that would have been distributed on account of such Undesignated Excess Stock had a Beneficiary been determined shall be distributed to the holders of Common Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Common Stock, or to the holders of Preferred Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Preferred Stock as determined in the sole discretion of the Board of Directors.

            (4)   Excess Common Stock shall be entitled to such voting rights as are ascribed to shares of Common Stock from which such shares of Excess Common Stock were converted. Excess Preferred Stock shall be entitled to such voting rights as are ascribed to shares of Preferred Stock from which such shares of Excess Preferred Stock were converted. Any voting rights exercised prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Common Stock or Excess Preferred Stock, as the case may be, shall be rescinded and recast as determined by the Trustee.

            (5)   (A) Following the expiration of the ninety day period referred to in subparagraph (b)(6) of this Article NINTH, Excess Stock shall be transferable by the Trustee to any Person whose Beneficial Ownership or Constructive Ownership of shares of Capital Stock outstanding, after giving effect to such Transfer, would not result in the shares of Excess Stock proposed to be transferred constituting excess Stock in the hands of the proposed transferee. A Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder shall have no rights whatsoever in such Excess Stock, except that such Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder, upon completion of such Transfer, shall be entitled to receive the lesser of a price per share for such Excess Stock not in excess (based on the information provided to the Corporation in the notice given pursuant to this subparagraph (b)(5)(A)) of (x) the price per share such Purported Beneficial Transferee paid for the Common Stock or Preferred Stock in the purported Transfer that resulted in the Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Stock (through a gift, devise or other transaction), a price per share of Excess Stock equal to the Market Price of the Common Stock or Preferred Stock on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of any interest in Excess Stock held by the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically converted into such number of shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock shall be transferred of record to the proposed transferee of the Excess Stock. If, notwithstanding the provisions of this Article NINTH, under any circumstances, a Purported Transferee receives an amount for shares of Excess Stock that exceeds the amount provided by the formula set forth above, the Purported Transferee must pay the excess to the Trust. Prior to any transfer resulting in Common Stock or Preferred Stock being converted into Excess Stock, the Purported Record Transferee and Purported Beneficial Transferee, jointly, or Purported Record Holder and Purported Beneficial Holder, jointly, must give written notice to the Corporation of the date and sale price of the purported Transfer that resulted in Excess Stock or the Market Price on the date of the other event that resulted in Excess Stock. Prior to a Transfer by the Trustee of any shares of Excess Stock, the intended transferee must give advance notice to the Corporation of the information (after giving effect to the intended Transfer) required under subparagraph (a)(6), and the Corporation must have waived in writing its purchase rights, if any, under subparagraph (b)(6) of this Article NINTH. The Board of Directors may waive the notice requirements of this subparagraph in such circumstances as it deems appropriate.

            (B)   Notwithstanding the foregoing, if the provisions of paragraph (b)(5) of this Article NINTH are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Stock may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Trust, in acquiring or holding such shares of Excess Stock and to hold such shares of Excess Stock in trust on behalf of the Trust.

            (6)   Shares of Excess Stock shall be deemed to have been offered for sale by the Trust to the Corporation, or its designee, at a price per share of Excess Stock equal to the lesser of:

            (A)   (i) in the case of Excess Stock resulting from a purported Transfer, (x) the price per share of the Common Stock or Preferred Stock in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price of the Common Stock or Preferred Stock at the time of such devise or gift), or (y) in the absence of a notice from the Purported Record Transferee or Purported Record Holder and Purported Beneficial Transferee to the Corporation within ten days after request therefor, such price as may be determined by the Board of Directors in its sole discretion, which price per share of Excess Stock shall be equal to the lowest Market Price of Common Stock or Preferred Stock (whichever resulted in Excess Stock) at any time prior to the date the Corporation, or its designee, accepts such offer; or

              (ii)    in the case of Excess Stock resulting from an event other than a Purported Transfer, (x) the Market Price of the Common Stock or Preferred Stock on the date of such event, or (y) in the absence of a notice from the Purported Record Holder and Purported Beneficial Holder to the Corporation within ten days after request therefor, such price as may be determined, by the Board of Directors in its sole discretion, which price shall be the lowest Market Price for shares of Common Stock or Preferred Stock (whichever resulted in Excess Stock) at any time from the date of the event resulting in Excess Stock and prior to the date the Corporation, or its designee, accepts such offer, and

            (B)   the Market Price of the Common Stock or Preferred Stock on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such shares of Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph (a)(5) of this Article NINTH.

        TENTH: Whenever the Corporation shall have the obligation to purchase Units and shall have the right to choose to satisfy such obligation by purchasing such Units either with cash or with Common Stock, the determination whether to utilize cash or Common Stock to effect such purchase shall be made by majority vote of the Independent Directors, pursuant to Section 141(a) of the General Corporation Law of the State of Delaware.

        ELEVENTH: In the event any term, provision, sentence or paragraph of the Charter of the Corporation is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of the Charter, and the balance of the Charter shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of the Charter. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of the Charter in any other jurisdiction.

Printed on recycled paper

SIMON PROPERTY GROUP, INC. 225 WEST WASHINGTON STREET INDIANAPOLIS, IN 46204

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM. Eastern Time on May 7, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Simon Property Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Simon Property Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE BLACK INK AS FOLLOWS:	SIMON1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SIMON PROPERTY GROUP, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1(a), 1(b), 1(c), 1(d), 3 AND 4 AND “FOR ALL” NOMINEES LISTED BELOW.

		☐	☐	☐

2.	To elect a total of up to eight independent directors, including the Additional Nominees.
	Nominees:				Additional Nominees:
	01) Melvyn E. Bergstein				06) Pieter S. van den Berg
	02) Linda Walker Bynoe				07) Allan Hubbard
	03) Karen N. Horn, Ph.D.				08) Daniel C. Smith
	04) Reuben S. Leibowitz				(The Additional Nominees will not be elected to the Board unless Proposal 1(a) is approved by 80% of the votes
	05) J. Albert Smith, Jr.				entitled to be cast.)

						For	Against	Abstain
1.	To approve three proposals to amend the Charter to:

1(a) Provide for the election of up to fifteen directors;

(If this proposal is not approved by 80% of the votes entitled to be cast, the Board will have only 9 Directors, 5 of whom are elected by holders of common stock.)

						☐	☐	☐

	1(b) Delete supermajority voting requirements;					☐	☐	☐

	1(c) Increase the number of authorized shares; and					☐	☐	☐

	1(d) Delete or change obsolete or unnecessary provisions.					☐	☐	☐

3.

To authorize management to adjourn, postpone or continue the meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the meeting to adopt Proposal 1(a) or Proposal 1(b) listed above.

						☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.					☐	☐	☐

5.	To transact such other business as may properly come before the meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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SIMON PROPERTY GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2009

The stockholder hereby appoints Herbert Simon and David Simon, or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Simon Property Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 8, 2009, at 225 W. WASHINGTON STREET, INDIANAPOLIS, INDIANA, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1(a), 1(b), 1(c) and 1(d), FOR ALL NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, AND FOR PROPOSALS 3 AND 4.

THE ELECTION OF THE PERSONS IDENTIFIED AS ADDITIONAL NOMINEES ON THE REVERSE SIDE IS SUBJECT TO APPROVAL OF PROPOSAL 1(a).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE